EQUITY INNS, INC.
_________________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 10, 2007
________________________

We cordially invite you to attend the annual meeting of shareholders of Equity Inns, Inc. (the “Company”) to be held at the Homewood Suites by Hilton, 7855 Wolf River Boulevard, Germantown, Tennessee, on Thursday, May 10, 2007 at 10:00 a.m., Central Time. At this meeting, you and our other shareholders will be able to vote on the following:

1.	The election of two Class I directors to serve on our Board of Directors until our annual meeting of shareholders in 2010, or until their successors have been duly elected and qualified;

2.	To approve the Company’s 2007 Stock Incentive Plan; and

3.	Any other business that may properly come before our annual meeting and any adjournments of our annual meeting.

As part of this Notice of Annual Meeting, we attach a proxy statement containing further information about our annual meeting and the proposals described above.

You may either vote in person or by proxy. Please see the attached proxy statement for more details on how you can vote. If you cannot attend our annual meeting, we urge you to complete and return promptly the enclosed proxy card in the enclosed self-addressed envelope for your shares to be represented and voted at our annual meeting in accordance with your instructions. Of course, if you attend our annual meeting, you may withdraw your proxy and vote your shares in person.

Only shareholders of record at the close of business on Thursday, March 15, 2007 will be entitled to vote at our annual meeting or any adjournment of our annual meeting.

Your vote is very important to us!

BY ORDER OF THE BOARD OF DIRECTORS:

J. MITCHELL COLLINS, Secretary

Memphis, Tennessee
March 29, 2007

EQUITY INNS, INC.

PROXY STATEMENT
FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 10, 2007

GENERAL INFORMATION

Our Board of Directors is soliciting your proxy for use at our annual meeting of shareholders to be held at the Homewood Suites by Hilton, 7855 Wolf River Boulevard, Germantown, Tennessee, on Thursday, May 10, 2007 at 10 a.m., Central Time and at any adjournments of our annual meeting. You are invited to attend our annual meeting and vote your shares directly. However, even if you do not attend, you may vote by proxy, which allows you to instruct another person to vote your shares on your behalf at our annual meeting. For this purpose, we enclose one blank proxy card for your use.

The mailing address of our principal executive office is c/o Equity Inns, Inc., 7700 Wolf River Boulevard, Germantown, Tennessee 38138.

This proxy statement and the accompanying proxy card and Notice of Annual Meeting are being mailed to our shareholders on or about March 29, 2007.

Purposes of Our Annual Meeting

The purposes of our annual meeting are: (1) to elect two Class I directors to serve on our Board; (2) to approve the Company’s 2007 Stock Incentive Plan (the “2007 Incentive Plan”); and (3) to transact any other business that may properly come before our annual meeting and any adjournments of our annual meeting. Our Board knows of no matters, other than the election of directors and approval of the 2007 Incentive Plan, to be brought before our annual meeting.

This Proxy Solicitation

There are two parts to this proxy solicitation: the proxy card and this proxy statement. The proxy card is the means by which you actually authorize another person to vote your shares in accordance with your instructions. This proxy statement provides information that you may find useful in deciding how to vote.

Proxies are being solicited by and on behalf of our Board, and the solicitation of proxies is being made primarily by the use of the mails. We will bear the cost of preparing and mailing this proxy statement and the accompanying material and the cost of any supplementary solicitations which may be made by mail, telephone, telegraph or personally by our officers and employees who will not be additionally compensated for their activities. We have retained Corporate Communications, Inc. to aid in the solicitation of proxies and to verify records related to the solicitation of proxies at a fee of approximately $5,000, plus reimbursement of reasonable out-of-pocket expenses.

No person is authorized to give any information or to make any representation not contained in this proxy statement and, if given or made, you should not rely on that information or representation as having been authorized by us. This proxy statement does not constitute the solicitation of a proxy, in any jurisdiction, from anyone to whom it is unlawful to make such proxy solicitation in that jurisdiction. The delivery of this proxy statement shall not, under any circumstances, imply that there has been no change in the information set forth since the date of this proxy statement.

VOTING

Record Date for Our Annual Meeting; Who Can Vote at Our Annual Meeting

Our Board has fixed the close of business on Thursday, March 15, 2007 as the record date for determining which of our shareholders are entitled to receive notice of, and to vote at, our annual meeting. You will be entitled to receive notice of, and to vote at, our annual meeting and any adjournments of our annual meeting, only if you were a shareholder of record at the close of business on the record date. At the close of business on our record date of March 15, 2007, we had issued and outstanding 55,042,369 shares of our common stock, which are entitled to vote at our annual meeting. We also had issued and outstanding on that date 3,450,000 shares of our 8.75% Series B Cumulative Preferred Stock and 2,400,000 shares of our 8.00% Series C Cumulative Preferred Stock, none of which is entitled to vote at this annual meeting. See “Required Votes.”

How to Vote Your Shares and How to Revoke Your Proxy

How to Vote. You may vote your shares at our annual meeting in person. If you cannot attend our annual meeting in person, or you wish to have your shares voted by proxy even if you do attend our annual meeting, you may vote by duly authorized proxy. To vote in person, you must attend the annual meeting and obtain and submit a ballot, which will be provided at the meeting. To vote by proxy, you must complete and return the enclosed proxy card.

By completing and returning the proxy card and by following the specific instructions on the card, you will direct the designated persons (known as “proxies”) to vote your shares at our annual meeting in accordance with your instructions. Our Board has appointed Howard A. Silver and J. Mitchell Collins to serve as the proxies for our annual meeting.

Your proxy card will be valid only if you sign, date and return it before our annual meeting. If you complete all of the proxy card except the voting instructions, then the designated proxies will vote your shares in favor of the election of the two nominees for Class I directors and in favor of the approval of the Company’s 2007 Incentive Plan. If the nominee for election to our Board is unable to serve, which we do not anticipate, or if any other matters are properly raised at the annual meeting, then either Messrs. Silver or Collins, as the designated proxies, will vote your shares in accordance with his best judgment.

In voting by proxy card as to the election of directors, you may either (1) vote in favor of one or both nominees or (2) withhold your votes as to one or both of the nominees. You may not vote for persons other than Phillip H. McNeill, Sr. and Raymond E. Schultz in the election of directors. In voting by proxy card as to the approval of the Company’s 2007 Incentive Plan, you may either (1) vote in favor of approval, (2) vote against approval or (3) abstain. Abstentions will be treated as set forth below.

If you cannot attend our annual meeting, we ask you to vote, sign, date and return the enclosed proxy card as soon as possible. If your shares are held in the name of a broker or other intermediary, you may vote and revoke a previously submitted vote only through, and in accordance with, procedures established by the record holder(s) or their agent(s).

How to Revoke a Proxy. If you have already returned your proxy to us, you may revoke your proxy at any time before it is exercised at our annual meeting by any of the following actions:

•	by notifying our Secretary in writing that you would like to revoke your proxy;

•	by completing a proxy with a later date and by returning it to us at or before the annual meeting; or

•
by attending our annual meeting and voting in person. (Note, however, that your attendance at our annual meeting, by itself, will not revoke a proxy you have already returned to us; you must also vote your shares in-person at our annual meeting to revoke an earlier proxy.)

If you choose either of the first two means to revoke your proxy, you must submit either your notice of revocation or your new proxy card to our principal executive office at the mailing address listed on page 1 of this proxy statement.

If your shares are held on your behalf by a broker, bank or other nominee, you must contact them to receive instructions as to how to revoke your proxy instructions.

Required Votes

Voting Rights. You are entitled to one vote for each share of our common stock that you hold. Shares of each of our Series B and Series C Cumulative Preferred Stock do not have voting rights as to the election of directors or the approval of the Company’s 2007 Incentive Plan. Therefore, if you hold shares of either of our Series B or Series C Cumulative Preferred Stock, you are not entitled to vote any of those shares at our annual meeting on (1) the election of our directors or (2) the approval of the Company’s 2007 Incentive Plan. Cumulative voting of our shares is not permitted.

Quorum Requirements. Under Tennessee law and our charter and bylaws, a majority of votes entitled to be cast at the annual meeting, represented in person at the annual meeting or by proxy, will constitute a quorum for the consideration of the election of the nominees for Class I directors, the approval of the Company’s 2007 Incentive Plan and for any other matter to properly come before our annual meeting.

Vote Required. A plurality of all the votes cast voting in favor of the nominee will elect each nominee for Class I director. The affirmative vote of a majority of the votes cast is required for approval of the Company’s 2007 Incentive Plan, provided that the total votes cast on the proposal represents over 50% in interest of all securities entitled to vote on the proposal. For purposes of the vote on the Company’s 2007 Incentive Plan, abstentions will have the same effect as votes against the proposal and broker non-votes will have the same effect as votes against the proposal, unless holders of more than 50% in interest of all securities entitled to vote on the proposal cast votes, in which event broker non-votes will not have any effect on the result of the vote.

Abstentions and Broker Non-Votes. No specific provisions of the Tennessee Business Corporation Act or our charter or bylaws address the issue of abstentions or broker non-votes. For purposes of the election of directors, abstentions will not be counted “for” or “against” proposals, but will be counted for the purpose of determining the existence of a quorum. As discussed above, for purposes of the vote on the Company’s 2007 Incentive Plan, abstentions will have the same effect as votes against the proposal.

Under applicable New York Stock Exchange rules (the exchange on which our common stock is traded), brokers holding shares of our common stock for beneficial owners in nominee or “street” name must vote those shares according to the specific instructions they receive from the beneficial owners. However, brokers or nominees holding shares for a beneficial owner may not receive voting instructions from the beneficial owner and under the NYSE’s rules may not have discretionary voting power on non-routine matters. In these cases, if no specific voting instructions are provided by the beneficial owner, the broker may not vote on non-routine proposals. This results in what is known as a “broker non-vote.” Since the election of directors is a routine matter for which specific instructions from beneficial owners are not required under the NYSE’s rules, no broker non-votes will arise in the context of voting for the two director nominees. However, broker non-votes may arise in the context of voting for the proposal to approve the Company’s 2007 Incentive Plan because such proposal is considered a non-routine matter. Unless specific voting instructions are provided by the beneficial owner, the broker will be unable to vote on the proposal to approve the Company’s 2007 Incentive Plan.

If you do not vote your shares, your brokerage firm may either (1) vote your shares on routine matters, including this year’s election of directors, or (2) leave your shares unvoted. To be certain that your shares are voted at our annual meeting, we encourage you to provide instructions to your brokerage firm by voting your proxy.

PROPOSAL 1: THE ELECTION OF DIRECTORS

Election of Nominees for Class I Directors

At our annual meeting, our shareholders will vote on the election of two Class I directors. For information on our continuing Class II and III directors, see “Our Board of Directors” beginning on page 5.

Our Corporate Governance and Nomination Committee has recommended to our Board as nominees, and our Board has nominated, Phillip H. McNeill, Sr. and Raymond E. Schultz for election to our Board. Messrs. McNeill, Sr. and Schultz are both current members of our Board. If elected, Messrs. McNeill, Sr. and Schultz will serve as Class I directors for three-year terms that expire at our annual meeting of shareholders in 2010. You will find below a brief biography of each nominee. See also “Ownership of Our Common Stock” beginning on page 16 for information on their holdings of our common stock.

If either nominee becomes unavailable or unwilling to serve as a director for any reason, the persons named as proxies in the proxy card are expected to consult with our management in voting the shares represented by them and will vote in favor of any substitute nominee or nominees approved by our Board. Our Board has no reason to doubt the availability of either of the nominees for Class I director. Each of the nominees has expressed his willingness to serve as a Class I director if elected by our shareholders at our annual meeting.

Our Board recommends that you vote FOR the election of each nominee for Class I director.
_______________________________________________________________________________

Nominees for Election as Class I Directors
(Terms to Expire 2010)
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PHILLIP H. McNEILL, SR., age 68

Mr. McNeill, Sr. has served as our Chairman of the Board of Directors since our Company was founded in 1993. Until January 2005, Mr. McNeill, Sr. served as our Chief Executive Officer. In January 2005, Mr. McNeill, Sr. became non-executive Chairman and Mr. Silver assumed the role of Chief Executive Officer. Mr. McNeill, Sr. has been Chairman and President of McNeill Investment Company, Inc. since 1977. From 1963 to 1977, he served in various capacities, including President and Chief Executive Officer of Schumacher Mortgage Company, Inc., a mortgage banking firm and subsidiary of Time, Inc. Mr. McNeill, Sr. has served as President and Director of the Memphis Mortgage Bankers Association and the Tennessee State Mortgage Bankers Association. He has been a past director of National Commerce Financial Corporation (NYSE: NCF) and Interstate Hotels Corporation (NYSE: IHR), a member and Vice Chairman of the Board of Trustees of Rhodes College, a trustee of Wetlands America Trust, Inc. and a member of the Board of Visitors of the University of Memphis. Mr. McNeill, Sr. is the father of Phillip H. McNeill, Jr., our Executive Vice President of Development.

Committees: None

RAYMOND E. SCHULTZ, age 73

Mr. Schultz is Chairman, President and Chief Executive Officer of RES Investments LLC. He served as Chairman of the Board and Chief Executive Officer of Promus Hotel Corporation from August 1997 to December 1998 and as Chairman of Promus Hotel Corporation’s Executive Committee from December 1997 to December 1998. Mr. Schultz served as President, Chief Executive Officer and a director of Promus Hotel Corporation from April 1995 through August 1997. From 1993 to 1995, he served as President and Chief Executive Officer of the Hotel Division of The Promus Companies Incorporated and was the President and Chief Executive Officer of Hampton Inn/Homewood Suites Hotel Division from 1991 to 1993. Mr. Schultz has been a director of our Company since December 1998.

Committees: Audit; Compensation (Chairman); Corporate Governance and Nomination

OUR BOARD OF DIRECTORS

Our charter divides our Board into three classes as nearly equal in number as possible, with each class serving a three-year term. One class of directors is elected by our shareholders at each annual meeting. Our Board has determined that five to nine directors are needed to provide oversight for our Company. Today, the Board constitutes six members, four of whom are independent as determined by our Board under the rules promulgated by the NYSE and our Corporate Governance Guidelines. The Board may seek additional qualified members. At our annual meeting, as discussed above, our shareholders will vote on the two nominees for Class I director. The remaining members of our Board will continue as members of our Board until their respective terms expire, as indicated below, or until their successors are duly elected and qualified. We provide below a brief biography of each of our Class II and III incumbent directors.

_______________________________________________________________________________

Incumbent Directors - Class II
(Term Expiring 2008)
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HARRY S. HAYS, age 71

Mr. Hays is a private investor. He served as the President and Chief Executive Officer of Allen & O’Hara Inc., a national commercial real estate firm with particular expertise in the development, construction and management of major hotel brands including Holiday Inns, Hampton Inns, Residence Inns, Spring Hill Suites and Marriott Courtyards, and Allen & O’Hara Construction Co., L.L.C. from 1980 until his retirement in 1998. He joined the legal department of Allen & O’Hara Inc. in 1964 and served from 1970 to 1972 as Secretary and Assistant General Counsel and from 1972 to 1980 as a Director and Vice President and General Counsel. From February 1995 to February 1999, Mr. Hays was a member of the Board of Directors of The Residence Inn Association and served as chairman of its technology committee. Mr. Hays has been a director of our Company since September 1999.

Committees: Audit; Compensation; Corporate Governance and Nomination

HOWARD A. SILVER, age 52

Mr. Silver is our President and Chief Executive Officer, positions he has held since January 2005. From June 1998 until December 2004, Mr. Silver served as our President and Chief Operating Officer. Mr. Silver joined our Company in May 1994 and has served in various capacities, including Executive Vice President of Finance, Secretary, Treasurer and Chief Financial Officer of our Company until June 1998. From 1992 until joining our Company, Mr. Silver served as Chief Financial Officer of Alabaster Originals, L.P., Memphis, Tennessee, a fashion jewelry wholesaler. From 1978 to 1985, Mr. Silver was a certified public accountant with the national accounting firm of Coopers & Lybrand L.L.P., from 1985 to 1987, Mr. Silver served as Vice President of Finance of Fogelman Properties, Inc., Memphis, Tennessee, an apartment management company, and from 1987 to 1992, Mr. Silver was employed as a certified public accountant with the national accounting firm of Ernst & Young. He has been a certified public accountant since 1980. Mr. Silver has been a director of our Company since December 1998. Mr. Silver is a director of Capital Lease Funding, Inc. (NYSE: LSE) (Audit Committee (Chairman), Corporate Governance and Nomination Committee, Investment Committee) and Great Wolf Resorts, Inc. (NASDAQ: WOLF) (Audit Committee, Compensation Committee (Chairman)). Mr. Silver serves as the financial expert for the Audit Committee of Capital Lease Funding, Inc. Mr. Silver is also on the Board of Managers of GHII, LLC, a private furniture and equipment contractor in which we own a 50% interest. Mr. Silver is also Treasurer of the Ridgeway Country Club.

Committees: None

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Incumbent Directors - Class III
(Term Expiring 2009)
_______________________________________________________________________________

ROBERT P. BOWEN, age 65

Mr. Bowen is a retired partner of Arthur Andersen LLP, and from 1980 to 1998, he was partner-in-charge of the Audit practice of Andersen’s Memphis and Little Rock offices. For more than 25 years, he specialized in the hospitality/hotel and entertainment industry, and was a member of Andersen’s worldwide hospitality industry team. Mr. Bowen joined Andersen in 1968, after receiving his MBA degree from Emory University. He retired from Andersen in 1999. Mr. Bowen is currently a director of Gaylord Entertainment Company (NYSE: GET) and Strategic Hotels & Resorts, Inc. (NYSE: BEE). Mr. Bowen does not intend to stand for re-election as a director of Gaylord in 2007. Mr. Bowen has been a director of our Company since May 2004.

Mr. Bowen serves as our Audit Committee financial expert as that term is defined in the rules promulgated by the SEC.

Committees: Audit (Chairman); Compensation

JOSEPH W. McLEARY, age 67

Mr. McLeary is a private investor and Vice Chairman of the Board of Imperial Management Corporation, a property and casualty insurance company. From 1997 to 1999, he served as Chairman of Executive Financial Services, Inc., a private financial consulting and benefits administration firm. From 1987 to 1997, he was Chairman and Chief Executive Officer of Midland Financial Group, Inc., a publicly-owned automobile insurance company. From 1984 to 1987, he was president of McLeary & Co., a company organized to manage a privately held investment fund engaged in the acquisition of small businesses in the Memphis, Tennessee area. From 1969 to 1983, he was President and Chief Financial Officer and a Director of Cook International, Inc., a publicly owned agricultural commodities firm. Before 1969, he was employed by the Federal Reserve Bank of Atlanta. Mr. McLeary has been a director of our Company since February 1994.

Committees: Corporate Governance and Nomination (Chairman)

PROPOSAL 2: APPROVAL OF THE COMPANY’S 2007 STOCK INCENTIVE PLAN

The Company’s 1994 Stock Incentive Plan (the “1994 Incentive Plan”) was adopted by our Board of Directors in 1994 and approved by our shareholders in 1995 and has been subsequently amended and restated. The 1994 Incentive Plan will expire in 2008. At March 29, 2007, we have approximately 490,000 shares of stock option and restricted stock awards outstanding under the 1994 Incentive Plan. Also, at March 29, 2007, we have approximately 1.9 million shares available for stock options and approximately 410,000 shares available for performance or restricted stock awards remaining under the 1994 Incentive Plan. Additionally, the Company’s total shareholder return, as defined, was 106.1% and 226.5% for the three and five years ended December 31, 2006, respectively.

Our Board believes that the 1994 Incentive Plan has (i) assisted in the recruitment and retention of individuals with high ability and initiative, (ii) provided incentives for employees and other individuals who provide valuable services to the Company and (iii) aligned the interests of those persons with the Company and our shareholders. The Board believes that the Company should continue to provide these incentives beyond the scheduled expiration date of the 1994 Incentive Plan. Accordingly, the Board recommends that the shareholders approve the 2007 Incentive Plan, which was adopted by our Board on December 14, 2006, subject to the approval of shareholders. Upon the shareholders’ approval of the 2007 Incentive Plan, no further awards will be made under the 1994 Incentive Plan.

The 2007 Incentive Plan permits the grant of options, stock appreciation rights (“SARs”), stock awards, performance shares and incentive awards. The following summary of the material features of the 2007 Incentive Plan is qualified in its entirety by reference to the 2007 Incentive Plan, a copy of which is attached as an annex to the electronic copy of this proxy statement filed with the Securities and Exchange Commission (“SEC”) and may be accessed from the SEC’s Web site at www.sec.gov.

This following is a summary of the Company’s 2007 Incentive Plan. This summary is qualified in its entirety by the full text of the Company’s 2007 Incentive Plan, a copy of which has been filed as Appendix B to the Company’s Schedule 14A definitive proxy statement filed with the SEC.

Administration

The 2007 Incentive Plan will be administered by the Compensation Committee. The Compensation Committee will have the authority to select the individuals who will participate in the 2007 Incentive Plan (the “Participants”) and to make awards upon such terms (not inconsistent with the terms of the 2007 Incentive Plan) as the Compensation Committee considers appropriate. The Compensation Committee will have complete authority to interpret the provisions of the 2007 Incentive Plan, to prescribe the form of agreements evidencing awards and to make all determinations necessary or advisable for the administration of the 2007 Incentive Plan.

The Compensation Committee may delegate its authority to administer the 2007 Incentive Plan to one or more executive officers of the Company. Awards shall be issued only after receiving the approval of the Compensation Committee. The Compensation Committee may not delegate its authority, however, with respect to individuals who are subject to Section 16 of the Securities Exchange Act of 1934. This summary uses the term “Administrator” to refer to the Compensation Committee and any delegate of the Compensation Committee.

Eligibility

Any employee of the Company or one of our affiliates is eligible to participate in the 2007 Incentive Plan if the Administrator determines that the individual has contributed significantly or can be expected to contribute significantly to the profits or growth of the Company or one of our affiliates. Members of our Board may be selected to participate in the 2007 Incentive Plan without regard to whether they are employees of the Company or an affiliate. The Company is not able to estimate the number of individuals who may be ultimately selected by the Administrator to participate in the 2007 Incentive Plan or the type or size of awards that the Administrator will approve.

Awards

Options. Options granted under the 2007 Incentive Plan may be incentive stock options (“ISOs”) or nonqualified stock options. A stock option entitles the holder to purchase shares of common stock from the Company at the option price. The option price will be fixed by the Administrator on the date the option is granted, but the price cannot be less than the shares’ fair market value on the date of grant. Except for adjustments related to stock dividends, stock splits, etc. (as described below), the exercise price of an outstanding option may not be reduced without shareholder approval. The option will be exercisable at the times and subject to the conditions prescribed by the Administrator. The option price may be paid in cash or by the surrender of our common stock. The option term will be set by the Administrator but it cannot exceed ten years in the case of an ISO. The 2007 Incentive Plan provides that no Participant may be granted options in any calendar year for more than 450,000 shares.

SARs. The 2007 Incentive Plan also permits the grant of SARs. A stock appreciation right, or SAR, generally entitles the holder to receive a payment equal to the excess, if any, of the fair market value of our common stock on the date of exercise over the fair market value of the common stock on the date of grant. The amount payable upon the exercise of an SAR may be settled in cash, with shares of our common stock or a combination of cash and common stock as the Administrator determines in its discretion. SARs may be exercised at such times and subject to such conditions as the Administrator may establish. SARs may be granted alone or in conjunction with an option (in which case the exercise of the option reduces the number of shares that remain subject to the SAR and vice versa). The maximum term of an SAR shall be determined on the date of grant but cannot exceed ten years. The 2007 Incentive Plan provides that no Participant may be granted SARs in any calendar year for more than 450,000 shares.

Stock Awards. The 2007 Incentive Plan also permits the grant of stock awards. A “stock award” is an award of our common stock and may include shares of our common stock that are issued in settlement of the Company’s obligation under a nonqualified deferred compensation plan. Stock awards may be nontransferable or subject to forfeiture, or both, unless and until conditions prescribed by the Administrator are satisfied. The conditions may include, for example, a requirement that the Participant complete a stated period of service or that certain performance objectives be achieved. The objectives may be based on performance goals that are stated with reference to the performance criteria described below. The 2007 Incentive Plan provides that no Participant may receive stock awards in any calendar year for more than 200,000 shares. The individual grant limitation does not apply to stock awards that are issued in settlement of the Company’s obligation under a nonqualified deferred compensation plan.

Performance Shares. The 2007 Incentive Plan permits the grant of performance share awards. A “performance share” is an award that is described with reference to a stated number of shares of our common stock and that entitles the Participant to earn a benefit based on the value of that number of shares. A Participant will be entitled to receive a benefit with respect to a performance share award only upon the satisfaction of performance objectives and other criteria as may be prescribed by the Administrator. The performance objectives must be stated with reference to the performance criteria described below and the performance period must be at least one year. Performance shares that are earned will be settled in cash, with shares of our common stock, or a combination of cash and common stock as the Administrator determines. The 2007 Incentive Plan provides that no Participant may receive performance shares in any calendar year for more than 200,000 shares.

Incentive Awards. Incentive awards also may be granted under the 2007 Incentive Plan. An “incentive award” is an opportunity to earn a cash payment upon the achievement of stated performance objectives. The performance objectives must be stated with reference to the performance criteria described below. The 2007 Incentive Plan provides that no Participant may receive an incentive award payment in any calendar year that exceeds $2.5 million.

Performance Criteria. As noted above, performance shares and incentive awards may be earned only upon the satisfaction of performance objectives. The 2007 Incentive Plan provides that the performance objectives may be stated with reference to the Company’s return on equity, total earnings, earnings growth, return on capital, the fair market value of our common stock, appreciation in the price of our common stock, funds from operations, adjusted funds from operations, funds from operations growth, adjusted funds from operations growth, earnings before interest, taxes, depreciation and amortization (“EBITDA”), EBITDA growth, total assets, total shareholder returns, peer shareholder returns, dividend payout, increase in revenue per available room or any other performance objective that our Board deems relevant.

Transferability

Awards under the 2007 Incentive Plan generally are nontransferable other than by will or the laws of descent and distribution. The Administrator may grant options (other than ISOs), SARs (other than SARs that are related to ISOs), stock awards, performance shares and incentive awards that are transferable during the Participant’s lifetime to members of the Participant’s immediate family and trusts or partnerships of which those individuals are the only beneficiaries or partners.

Change in Control

The 2007 Incentive Plan provides that all outstanding options and SARs will be exercisable and all outstanding stock awards, performance shares and incentive awards will be earned if there is a change in control of the Company. In the event of a change in control, the Compensation Committee, in its discretion and without the need for the Participants’ consent, may provide that outstanding awards will be cancelled in exchange for a payment equal to the value of our common stock in the transaction (or the excess, if any, of that value over the exercise price in the case of options and SARs), or may provide that outstanding awards will be replaced by similar awards issued by the surviving entity. The 2007 Incentive Plan also provides that the Company will indemnify Participants against any parachute payment tax liability that they incur on account of a change in control and the payment of benefits under the 2007 Incentive Plan. The 2007 Incentive Plan generally provides that a change in control occurs if a person (or a group of persons) becomes the owner of 20% or more of the Company’s voting securities, if there is a substantial change in the composition of the Board, if there is a business combination in which the Company’s shareholders own less than 66 2/3% of the surviving entity or if the shareholders approve a liquidation or dissolution of the Company or the sale of 50% or more of the Company’s assets.

Share Authorization

A maximum of 3,800,000 shares may be issued under the 2007 Incentive Plan, but no more than 2,750,000 shares may be issued as stock awards or in settlement of performance share awards. The share authorization, the limitation on the number of shares that may be issued as stock awards and in settlement of performance share awards, the terms of outstanding awards and the individual grant limitations must be adjusted, as the Compensation Committee determines is appropriate, if we have a stock split, stock dividend, combination, reclassification of shares or similar change in our capitalization.

Amendment and Termination

The Board may terminate or suspend the 2007 Incentive Plan, in whole or in part, at any time. The Board also may amend the 2007 Incentive Plan, but the amendment must be approved by shareholders if the amendment (i) increases the number of shares that may be issued under the 2007 Incentive Plan, (ii) changes the requirements for participation in the 2007 Incentive Plan or (iii) modifies the 2007 Incentive Plan in any other way that would require shareholder approval under the rules of any exchange on which our common stock is listed for trading.

No awards may be granted under the 2007 Incentive Plan after December 13, 2016. Awards made before that date (or before the earlier termination of the 2007 Incentive Plan) will remain valid in accordance with their terms. No amendment of the 2007 Incentive Plan will adversely affect a Participant’s rights under an outstanding award without the Participant’s consent.

Federal Tax Consequences

Counsel advised us regarding the federal income tax consequences of the 2007 Incentive Plan. No income is recognized by a Participant at the time an option or SAR is granted. If the option is an ISO, no income will be recognized upon the Participant’s exercise of the option. Income is recognized by a Participant when he disposes of shares acquired under an ISO. The exercise of a nonqualified stock option or SAR generally is a taxable event that requires the Participant to recognize, as ordinary income, the difference between the shares’ fair market value and the option price or the amount paid in settlement of the SAR.

Income is recognized on account of the grant of a stock award when the shares first become transferable or are no longer subject to a substantial risk of forfeiture. At that time the Participant recognizes ordinary income equal to the fair market value of our common stock.

No income is recognized upon the grant of performance shares or an incentive award. Income will be recognized on the date that payment is made in settlement of the performance shares or under the incentive award. At that time the Participant recognizes ordinary income equal to the amount of cash and the fair market value of any common stock received by the Participant.

The employer (either the Company or a subsidiary) will be entitled to claim a federal income tax deduction on account of the exercise of a nonqualified stock option or SAR or the vesting of a stock award or the settlement of performance shares or an incentive award. The amount of the deduction is equal to the ordinary income recognized by the Participant. The employer will not be entitled to a federal income tax deduction on account of the grant or the exercise of an ISO. The employer may claim a federal income tax deduction on account of certain dispositions of ISO stock.

Vote Required

The 2007 Incentive Plan must be approved by the holders of a majority of the total votes cast on the 2007 Incentive Plan at our annual meeting, provided that the total votes cast on the 2007 Incentive Plan represent over 50% of the outstanding shares of our common stock. For these purposes, under the rules of the NYSE, abstentions are counted as votes cast, and broker non-votes are not counted as votes cast. Thus, broker non-votes will have no effect on the proposal to approve the 2007 Incentive Plan, provided that the total votes cast on the proposal to approve the 2007 Incentive Plan represent over 50% of the outstanding shares of our common stock.

Our Board recommends that you vote FOR the approval of the Company’s 2007 Incentive Plan.

CORPORATE GOVERNANCE

Independence of Our Board of Directors

Our charter and the listing standards of the NYSE require that a majority of our directors must be independent directors. Our Board of Directors has adopted categorical standards to assist the Board in evaluating the independence of each of the directors. The categorical standards describe various types of relationships that could potentially exist between a Board member and the Company and sets thresholds at which such relationships would be deemed to be material. Provided that no relationship or transaction exists that would disqualify a director under the categorical standards and the Board determines, taking into account all facts and circumstances, that no other material relationship between the Company and the director exists of a type not specifically mentioned in the categorical standards, the Board will deem such person to be independent. A director shall not be independent if within the preceding three years:

•    the director was employed by the Company;

•    an immediate family member of the director was an executive officer of the Company;

•    the director received more than $100,000 per year in direct compensation from the Company, other than director and committee fees and pension or other forms  of  deferred compensation for prior service (provided such compensation is not contingent in any way on the director’s continued service);

•   an immediate family member of the director received more than $100,000 per year in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on the director’s immediate family member’s continued service);

•    the director was affiliated with or employed by the present or former internal or external auditor of the Company;

•    an immediate family member of the director was affiliated with or employed in a professional capacity by the present or former internal or external auditor of the Company;

•    the director was employed as an executive officer of another company where any of the Company’s present executive officers serves on that company’s compensation committee;

•    an immediate family member of the director was employed as an executive officer of another company where any of the Company’s present executive officers serves on that company’s compensation committee;

•    the director was an executive officer or an employee of a company that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1,000,000 or 2% of such other company’s consolidated gross revenues; or

•    an immediate family member of the director was an executive officer or an employee of a company that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1,000,000 or 2% of such other company’s consolidated gross revenues.

Under these criteria, our Board has determined that the following members of our Board are independent: Robert P. Bowen, Harry S. Hays, Joseph W. McLeary and Raymond E. Schultz. We presently have six directors, including these four independent directors.

Committees and Meetings of Our Board of Directors

Board Meetings. We operate under the general management of our Board as required by our bylaws and the laws of Tennessee, our state of incorporation. Our Board met four (4) times during 2006. All of the Board members attended as least 75% of the scheduled Board and committee meetings.

Executive Sessions of Our Non-Management Directors. As provided for in our Corporate Governance Guidelines, the non-management directors of our Board meet in regularly scheduled executive sessions that exclude members of the management team. During these meetings, the non-management directors determine who presides over the meeting’s agenda and related discussion topics. The non-management directors have the opportunity to appoint a Chairman to preside over these meetings, and the Chairman may also rotate from time to time. Shareholders and other interested persons may contact this committee in writing by mail c/o Equity Inns, Inc., 7700 Wolf River Boulevard, Germantown, Tennessee 38138, Attn: Non-Management Directors. All such letters will be forwarded to our non-management directors.

Audit Committee. Our Board has established an Audit Committee, which consists of Messrs. Bowen, Hays and Schultz, with Mr. Bowen serving as its Chairman. Our Board has determined that each of the Audit Committee members is independent, as that term is defined under the enhanced independence standards for audit committee members in the Securities Exchange Act of 1934 and rules thereunder, as amended, and under the listing standards of the NYSE. The Audit Committee operates under a written charter adopted by our Board, a copy of which is attached hereto as Appendix A. Among other duties, this Committee:

• reviews and discusses with management and our independent public accountants our financial reports, financial statements and other financial information;

• oversees the Company’s internal audit function;

• makes decisions concerning the appointment, retention, compensation, evaluation and termination of our independent public accountants;

• reviews with our independent public accountants the scope and results of the audit engagement;

• approves all professional services provided by our independent public accountants;

• reviews the independence, experience and performance of our independent public accountants;

• considers the propriety of audit and non-audit fees;

• reviews the adequacy of our internal accounting and financial controls; and

• reviews any significant disagreements among the Company’s management and our independent public accountants in connection with preparation of the Company’s financial statements.

Our Audit Committee met nine (9) times during 2006. For more information, please see “Report of the Audit Committee” beginning on page 33.

Compensation Committee. Our Board has also established a Compensation Committee, which consists of Messrs. Schultz, Bowen and Hays, with Mr. Schultz serving as its Chairman. Our Board has determined that each of the Compensation Committee members is independent, as that term is defined by the NYSE. The Compensation Committee operates under a written charter adopted by our Board. Among other duties, this Committee:

• determines our executive officers’ compensation;

• oversees the evaluation of our executive officers;

• establishes salaries of and awards of performance-based bonuses to our executive officers; and

• determines all awards under our 1994 Incentive Plan.

The Compensation Committee met five (5) times during 2006.

Corporate Governance and Nomination Committee. Our Board has established a Corporate Governance and Nomination Committee, which consists of Messrs. McLeary, Hays and Schultz, with Mr. McLeary serving as its Chairman. Our Board has determined that each of the Corporate Governance and Nomination Committee members is independent, as that term is defined by the NYSE. The Corporate Governance and Nomination Committee operates under a written charter adopted by our Board. Among other duties, this Committee:

•	identifies, selects, evaluates and recommends to our Board candidates for service on our Board;

•	oversees the Company’s corporate governance; and

•	oversees the evaluation of our Board.

The Corporate Governance and Nomination Committee met one (1) time during 2006.

Other Committees. From time to time, our Board may form other committees as circumstances warrant. Those committees will have such authority and responsibility as delegated to them by our Board.

Available Information

Our Internet website address is: www.equityinns.com. We have also made available our Corporate Governance Guidelines and the charters of the Audit Committee, Compensation Committee and Corporate Governance and Nomination Committee of our Board on our website under "Governance Documents." We have also adopted a Code of Ethics that applies to our President and Chief Executive Officer, our Chief Financial Officer, our Controller, and all other employees and have posted this Code of Ethics, along with our Whistleblower policy, on our website. Our corporate governance documents, including our Code of Ethics, are also available in print, without charge, upon written shareholder request to our Secretary, J. Mitchell Collins, at 7700 Wolf River Boulevard, Germantown, Tennessee 38138, or by filling out an information request on our website under "Information Requests."

Each year we are required to submit an annual written certification (Section 303A) to the New York Stock Exchange regarding certain corporate governance and compliance issues. In 2006, the Company filed this written certification noting no qualifications.

The information on our website is not, and shall not be deemed to be, a part of this report or incorporated into any other filings that we make with the SEC. Additionally, information on our website is not and should not be considered a part of this proxy statement.

Director Nominations

Corporate Governance and Nomination Committee. The Corporate Governance and Nomination Committee performs the functions of a nominating committee. The Corporate Governance and Nomination Committee’s charter describes the Committee’s responsibilities, including seeking, screening and recommending director candidates for nomination by our Board. Our Corporate Governance Guidelines also contain information concerning the responsibilities of the Corporate Governance and Nomination Committee with respect to identifying and evaluating the director candidates.

Director Candidate Recommendations and Nominations by Shareholders. The Corporate Governance and Nomination Committee’s charter provides that the Committee will consider director candidate recommendations by shareholders. Shareholders should submit any such recommendations for the consideration of our Corporate Governance and Nomination Committee through the method described under “Communications With Our Board” below. In addition, any shareholder of record entitled to vote for the election of directors at the applicable meeting of shareholders may nominate persons for election to the Board of Directors if such shareholder complies with the notice procedures summarized in “Shareholders’ Proposals for Our 2008 Annual Meeting” below.

Process For Identifying and Evaluating Director Candidates. The Corporate Governance and Nomination Committee evaluates all director candidates in accordance with the director qualification standards described in our Corporate Governance Guidelines. The Committee evaluates any candidate’s qualifications to serve as a member of the Board based on the skills and characteristics of individual Board members as well as the composition of the Board as a whole. In addition, the Corporate Governance and Nomination Committee will evaluate a candidate’s independence and diversity, age, skills and experience in the context of the Board’s needs.

Communications with Our Board

Our Board has unanimously approved a process for shareholders to send communications to our Board. Shareholders can send communications to our Board and, if applicable, to the Corporate Governance and Nomination Committee or to specified individual directors in writing c/o Equity Inns, Inc., 7700 Wolf River Boulevard, Germantown, Tennessee 38138. All such letters will be forwarded to our Board, the Corporate Governance and Nomination Committee or any such specified individual directors.

Shareholder Proposals for Our 2008 Annual Meeting

Our Board will provide for presentation of proposals by our shareholders at the annual meeting of shareholders for 2008, provided that these proposals are submitted by eligible shareholders who have complied with the relevant regulations of the SEC regarding shareholder proposals.

Shareholders intending to submit proposals for presentation at our annual meeting of shareholders, tentatively scheduled for May 8, 2008, must submit their proposals in writing and we must receive these proposals at our executive offices on or before December 14, 2007 for inclusion in our proxy statement and the form of proxy relating to our 2008 annual meeting. We will determine whether we will oppose inclusion of any proposal in our proxy statement and form of proxy on a case-by-case basis in accordance with our judgment and the regulations governing the solicitations of proxies and other relevant regulations of the SEC. We will not consider proposals received after December 14, 2007 for inclusion in our proxy materials for our 2008 annual meeting of shareholders.

In order for a shareholder to nominate a candidate for director, timely notice of the nomination must be received by the Company in advance of the meeting. Ordinarily, such notice must be received not less than 120 days before the first anniversary of the date of the Company’s proxy statement in connection with the last annual meeting, i.e., December 14, 2007 for the 2008 annual meeting of shareholders.

In addition, if a shareholder intends to present a matter for a vote at our 2008 annual meeting of shareholders, other than by submitting a proposal for inclusion in our proxy statement for that meeting, the shareholder must give timely notice in accordance with SEC rules. These requirements are separate from the requirements a shareholder must meet to have a proposal included in our proxy statement.

Director Attendance At Annual Meeting

We have adopted a policy that encourages directors to attend our annual meeting of shareholders. Five of our directors attended the 2006 annual meeting of shareholders.

Contributions to Charitable Entities

During 2006, we did not make any cash donations to charitable entities on which one of our directors or executive officers sits as a board member or serves as an executive officer.

Compensation of Directors

Our Board believes that providing competitive compensation is necessary to attract and retain qualified non-management directors. The key elements of director compensation are a cash retainer, committee chair fees, and equity-based grants. It is our Board’s practice to provide a mix of cash and equity-based compensation that it believes aligns the interests of our Board and our shareholders.

Retainer/Fees. In late 2005, the Compensation Committee engaged an independent compensation consultant to analyze our Board’s compensation as compared to other hotel REITs and hospitality companies. Based on the results of this study, in March 2006, our Board approved changes to its compensation that would compensate our Board based on the median compensation being received by other boards of a peer group of 11 companies. The peer group included other hotel REITs that are similar in size, with market value and assets from one-third to three times that of the Company (at least one criterion needs to be met, with the other being close). The peer companies were as follows: Ashford Hospitality Trust Inc.; Boykin Lodging Co.; DiamondRock Hospitality Co.; Felcor Lodging Trust; Highland Hospitality Corp.; Innkeepers USA Trust; LaSalle Hotel Partners; Meristar Hospitality; Strategic Hotels & Resorts, Inc.; Sunstone Hotel Investors, Inc. and Winston Hotels, Inc. Consequently, effective March 6, 2006, each independent director now receives $25,000 annually, payable $6,250 quarterly, and also $1,250 for each Board meeting attended and $1,000 for each committee meeting attended. The Audit Committee Chairman receives an additional $7,500 annually, the Compensation Committee Chairman receives an additional $5,500 annually and the Corporate Governance and Nomination Committee Chairman receives an additional $5,000 annually. Directors who elect to be paid in shares of common stock receive shares having a market value equal to 125% of the cash that they would otherwise receive. We also reimburse independent directors for out-of-pocket expenses incurred in connection with their service on our Board.

Equity-based Compensation. Each of our independent directors receives an annual stock award of $25,000 effective on the date of our first Board meeting after each annual meeting of our shareholders. On becoming an independent director, each director receives 5,000 restricted shares that vest in increments of 1,000 shares annually. All of the restricted shares previously granted to our independent directors have vested, except for 3,000 restricted shares held by Mr. Bowen. Mr. Bowen’s shares were granted to him in February 2005 and vest ratably through May 2009.

Executive Deferred Compensation Plan. Our independent directors and our Chairman may also defer receipt of all or a part of their compensation under our Executive Deferred Compensation Plan. Contribution elections are made into various mutual fund options as selected by each participant. Deferred compensation is payable at the times specified by the director in a deferral election form. Amounts may be payable, for example, on termination of service as a director or attaining a certain age. See “Executive Compensation - Additional Compensation Arrangements” as described herein.

Chairman of the Board. We pay our non-executive Chairman, Mr. Phillip H. McNeill, Sr., an annual retainer of $250,000, plus $50,000 of annual restricted stock. The restricted stock awards vest ratably over one to two years from the date of grant. Effective January 1, 2007, we entered into a change in control and termination agreement with Mr. McNeill, Sr., which is more fully described herein under “Additional Compensation Arrangements.” Mr. McNeill, Sr. served as our Chairman and Chief Executive Officer from our initial public offering in March 1994 until January 2005.

Fiscal Year 2006 Retainer and Additional Fees

The following table sets forth the retainer and other fees received by our non-executive directors during 2006:

Director	Fees Earned or Paid in Cash	Stock Awards(1)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total Compensation
Phillip H. McNeill, Sr.	$250,000	$50,000	$—	$—	$300,000
Robert P. Bowen	$—	$113,438	$—	$—	$113,438
Harry S. Hays	$8,500	$ 94,688	$—	$—	$103,188
Joseph W. McLeary	$—	$95,000	$—	$—	$95,000
Raymond E. Schultz	$—	$112,188	$—	$—	$112,188

(1) Includes annual stock award discussed above and chair and committee fees paid in shares of our common stock, as applicable. Directors who elect to be paid in shares of our common stock receive shares having a market value equal to 125% of the cash that they would otherwise receive.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under federal securities laws, our directors, executive officers and any persons beneficially owning more than 10% of a registered class of our equity securities are required to report their ownership and any changes in that ownership to the SEC and to the NYSE. These persons are also required by SEC rules and regulations to furnish us with copies of these reports. Precise due dates for these reports have been established, and we are required to report in this proxy statement any failure to timely file these reports by those due dates by our directors and executive officers during 2006.

Based solely upon our review of the reports and amendments to those reports furnished to us or written representations from our directors and executive officers that these reports were not required from those persons, we believe that all of these filing requirements were satisfied by our directors and executive officers during 2006.

OWNERSHIP OF OUR COMMON STOCK

We summarize below the beneficial ownership of our common stock, at February 28, 2007, except where noted, by (1) each person or group beneficially owning more than five percent (5%) of our Company’s common stock, (2) each of our directors and our director nominees, (3) each of our named executive officers and (4) all of our directors, our director nominees and our named executive officers as a group. A person generally “beneficially owns” shares if he or she, directly or indirectly, has or shares either the right to vote those shares or dispose of them. Unless otherwise indicated in the accompanying footnotes, all of the shares of our common stock listed below are owned directly, and the indicated person has sole voting and investment power. The address for each individual listed below is: c/o Equity Inns, Inc., 7700 Wolf River Boulevard, Germantown, TN 38138.

NAME OF BENEFICIAL OWNER	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP	(1) PERCENT OF CLASS

Phillip H. McNeill, Sr.	1,182,194(1)(2)(3)	2.11%
Robert P. Bowen	14,511(4)	*
Harry S. Hays	98,156(5)	*
Joseph W. McLeary	36,886(6)	*
Raymond E. Schultz	85,403(7)	*
Howard A. Silver	441,036(2)(8)	*
J. Mitchell Collins	130,378(2)	*
Phillip H. McNeill, Jr.	171,617(2)(9)	*
Richard F. Mitchell	104,024(2)(10)	*
Edwin F. Ansbro	87,548(2)	*
J. Ronald Cooper	130,558(2)	*

Vanguard Group, Inc. 100 Vanguard Boulevard Malvern, PA 19355	3,454,221(11)	6.17%

All directors and named executive officers as a group (eleven persons)	2,482,311(1)(2)(3)(4)(5)(6)(7)(8)(9)(10)	4.44%

*  Represents less than 1% of the outstanding shares of our common stock.

(1)
Includes 660,466 shares issuable upon redemption of units of limited partnership interest in Equity Inns Partnership, L.P. held by Mr. McNeill, Sr. or his affiliates, which may be tendered for redemption at the option of the holder at any time. The units are redeemable for cash or, at our sole option, shares of our common stock on a one-for-one basis. The total number of shares outstanding used in calculating the percentage of class for each beneficial owner assumes that all of the units held by other persons are redeemed for shares of our common stock.

(2)
Includes shares of performance-based restricted stock awards. For 2004, the Compensation Committee granted shares of restricted stock to certain key officers as follows: 112,111 shares to Mr. McNeill, Sr.; 106,567 shares to Mr. Silver; 35,833 shares to Mr. Collins; 56,222 shares to Mr. McNeill, Jr.; 43,133 shares to Mr. Mitchell and 51,367 shares to Mr. Cooper. These shares were scheduled to vest after three years for Mr. McNeill, Sr. and after five years for all other executives, based on the achievement of certain adjusted funds from operations (“AFFO”) targets, as determined annually by our Compensation Committee, and by the Company’s total shareholder return for the respective periods as compared to an identified peer group that is determined by the Compensation Committee.

For 2005, the Compensation Committee granted shares of restricted stock to certain key officers as follows: 21,766 shares to Mr. Silver; 35,834 shares to Mr. Collins and 26,250 shares to Mr. Ansbro. Additionally, Mr. Ansbro received an additional grant of 26,250 shares of restricted stock in January 2006. These shares were scheduled to vest over four years for Messrs. Silver and Collins and over four to five years for Mr. Ansbro, under a similar methodology as the 2004 grants.

In February 2006, the Compensation Committee approved the modification of the vesting terms related to the above 2004, 2005 and 2006 grants. Pursuant to this modification, 60% of the grants will now vest after three years based on the achievement of certain AFFO targets and the Company’s total shareholder return as compared to an identified peer group for the respective cumulative period, 20% will now vest based on the achievement of certain AFFO targets and the Company’s total shareholder return as compared to an identified peer group in the fourth year and the remaining 20% will now vest based on the achievement of certain AFFO targets and the Company’s total shareholder return as compared to an identified peer group in the fifth year. All other provisions of the awards remain unchanged. For the restricted stock awards issued under the 2004-2006 performance period, 125% of the target shares vested to our named executive officers, other than Mr. Ansbro, based on the Company achieving the maximum AFFO and total shareholder return targets.

In February 2006, the Compensation Committee granted shares of restricted stock to certain key officers as follows: 59,041 shares to Mr. Silver; 28,044 shares to Mr. Collins; 16,236 shares to Mr. McNeill, Jr.; 16,236 shares to Mr. Mitchell; 16,236 shares to Mr. Ansbro and 13,333 shares to Mr. Cooper. These shares were scheduled to vest after three years based on a graded scale of the Company’s compound average total shareholder return as compared to the compound average total shareholder return of the NAREIT Hotel Index.

In December 2006, the Compensation Committee approved the modification of the vesting terms related to the February 2006 grants. Pursuant to this modification, these grants will now vest ratably over three years based on a graded scale of the Company’s compound average total shareholder return for the respective trailing three-year period as compared to the compound average total shareholder return of the NAREIT Hotel Index. These shares will also vest at target amounts if there is a change of control of our Company, as defined. All other provisions of the awards remain unchanged. For the restricted stock awards issued under the 2006 performance period, 150% of the target shares vested to our named executive officers, based on the Company’s compound average total shareholder return as compared to the NAREIT Hotel Index.

In January 2007, the Compensation Committee granted shares of restricted stock to certain key officers as follows: 66,120 shares to Mr. Silver; 30,667 shares to Mr. Collins; 18,136 shares to Mr. McNeill, Jr.; 18,136 shares to Mr. Mitchell; 18,136 shares to Mr. Ansbro and 14,924 shares to Mr. Cooper. These shares will vest ratably over three years based on a graded scale of the Company’s compound average total shareholder return for the respective trailing three-year period as compared to the compound average total shareholder return of the NAREIT Hotel Index.

The above restricted stock awards vest on January 5th following the end of the respective performance period. Additionally, each recipient of shares of restricted stock is entitled to vote and receive dividends as to the unvested shares of restricted stock before vesting but cannot dispose of the restricted stock before it vests. Generally, any unvested shares of restricted stock at the time the recipient ceases to be an officer will be forfeited.

(3)
Includes (a) 14,705 shares owned by Mr. McNeill Sr.’s wife; (b) 391,256 shares issuable to Mr. McNeill, Sr. and 269,210 shares issuable to Mr. McNeill, Sr. through his ownership interests in McNeill Investment Co., Inc., upon the redemption of units of limited partnership interest in Equity Inns Partnership, L.P and (c) 15,218 shares owned by McNeill Investment Company, Inc. Mr. McNeill, Sr. owns approximately 99%, and his son, Phillip H. McNeill, Jr., owns less than 1%, of the capital stock of McNeill Investment Company, Inc.

(4)     Includes 3,000 shares of restricted stock issued, with vesting to occur ratably through 2009, but excludes 4,627 shares of our common stock for which a deferral election was made under the Executive Deferred Compensation Plan as described herein. Mr. Bowen may not vote the deferred shares but will receive payments equal to the dividends he would have received if he had not deferred the shares, unless an election is made to defer the dividend equivalent as well.

(5)	Includes 7,000 shares issuable upon the exercise of vested options granted under the Directors’ Plan.

(6)
Includes 7,000 shares issuable upon the exercise of vested options granted to each director. Includes, with respect to Mr. McLeary, 1,000 shares owned by Mr. McLeary’s wife, but excludes 25,485 shares of our common stock for which a deferral election was made under the Executive Deferred Compensation Plan as described herein. Mr. McLeary may not vote the deferred shares but will receive payments equal to the dividends he would have received if he had not deferred the shares, unless an election is made to defer the dividend equivalent payments as well.

(7)
Excludes 7,081 shares of our common stock for which a deferral election was made under the Executive Deferred Compensation Plan as described herein. Mr. Schultz may not vote the deferred shares but will receive payments equal to the dividends he would have received if he had not deferred the shares, unless an election is made to defer the dividend equivalent payments as well.

(8)
Includes 1,640 shares owned by Mr. Silver’s wife. Includes 19,600 shares of our common stock for which a deferral election was made under the Executive Deferred Compensation Plan as described herein. Mr. Silver may not vote the deferred shares but will receive payments equal to the dividends he would have received if he had not deferred the shares, unless an election is made to defer the dividend equivalent payments as well.

(9)
Includes 6,701 shares issuable upon redemption of units of limited partnership interests in Equity Inns Partnership, L.P. held by Mr. McNeill, Jr. Excludes 18,949 shares issuable on redemption of units in Equity Inns Partnership, L.P. and 15,218 shares held by McNeill Investment Co., Inc., in which Mr. McNeill, Jr. owns less than 1% of the capital stock. Mr. McNeill, Jr. is Executive Vice President of Development and is the son of Phillip H. McNeill, Sr., our Chairman of the Board of Directors.

(10)
Includes 4,168 shares of our common stock for which a deferral election was made under the Executive Deferred Compensation Plan as described herein. Mr. Mitchell may not vote the deferred shares but will receive payments equal to the dividends he would have received if he had not deferred the shares, unless an election is made to defer the dividend equivalent payments as well.

(11) As of December 31, 2006, based on information filed with the SEC in a Schedule 13-G. Includes affiliate holdings.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Our Management

Our Company has entered into several transactions with affiliates of Phillip H. McNeill, Sr., Howard A. Silver and Phillip H. McNeill, Jr.

Office Space Lease. Effective December 17, 1998, Equity Inns Services, Inc., a wholly-owned subsidiary of our Company, entered into a commercial lease agreement with 64 Partnership, a partnership that is 25% owned by Mr. McNeill, Sr., under which we lease our office space at 7700 Wolf River Boulevard, Germantown, Tennessee. This office space is leased for an initial 120-month term for $13,238 per month through December 2008.

Furniture, Fixtures and Equipment Joint Venture. Effective January 1, 2002, our Company formed a joint venture, GHII, LLC, with one of our furniture, fixtures and equipment contractors, Hatchett Hospitality, Inc. (“HHI”), for the purpose of engaging in the sale of furniture, fixtures and equipment to new third parties. Prior to December 31, 2006, we owned a 45% interest in, and two of our officers (Messrs. Silver and McNeill, Jr.) each owned a 2.5% interest in GHII, in lieu of receiving board compensation for sitting on the Board of GHII. We account for all income and management fees received from this joint venture as a reduction of the furniture, fixtures and equipment cost that we also purchase from HHI. In 2006, GHII distributed approximately $1.1 million to our Company and approximately $50,000 to each of Messrs. Silver and McNeill, Jr. related to the 2005 fiscal year. Effective December 31, 2006, the Company purchased each of Messrs. Silver’s and McNeill, Jr.’s 2.5% membership interest in GHII. The remaining 50% ownership interest in GHII is held by HHI. The Company paid each of Messrs. Silver and McNeill, Jr. $657,000 in cash for his ownership interests in GHII. The purchase price for these membership interests was based on a letter of intent received by HHI from an independent third party relating to a proposed recapitalization of all of HHI, which also includes the interests of GHII. The Company now owns a 50% interest in GHII.

Use of Airplane. Periodically, our Company uses an airplane that is majority owned by McNeill & Associates. Mr. McNeill, Sr. owns 100% of McNeill & Associates. For 2006, the Company paid McNeill & Associates approximately $28,000 in conjunction with the use of this airplane.

Our Audit Committee reviews all related party transactions annually and approves all new related party transactions.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION ON COMPENSATION DECISIONS

No Compensation Committee interlocks or insider participation on compensation decisions exists. All members of the Compensation Committee are independent directors.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

March 29, 2007

Raymond E. Schultz (Chairman)
Robert P. Bowen
Harry S. Hays

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview of Compensation Program

The Compensation Committee of our Board of Directors is responsible for establishing and administering policy, on an annual basis, with respect to the compensation of our named executive officers, including determining salaries, performance-based bonuses, restricted stock and option awards, deferred compensation and change in control arrangements.

The Company is a Memphis-based, self-advised hotel real estate investment trust (“REIT”) primarily focused on the upscale and midscale without food and beverage segments of the hotel industry. The hotel industry is a highly competitive business that requires a highly qualified executive management team with strong vision and operational skills. The Compensation Committee seeks to attract and retain highly qualified executive talent by offering competitive base salaries, annual incentive opportunities and the potential for long-term rewards with grants of restricted stock or stock options under our 1994 Incentive Plan.

Throughout this proxy statement, the individuals who served as our Chief Executive Officer, Chief Financial Officer and the three most highly compensated officers other than the Chief Executive Officer and the Chief Financial Officer during the 2006 fiscal year, each of whom is listed in the Summary Compensation Table beginning on page 27, are referred to as the “named executive officers.”

Compensation Philosophy and Objectives

The objectives of the Company’s executive compensation program are to:

•
compensate our executive officers at a rate commensurate with their positions and determined with reference to compensation paid to similarly situated employees and officers of companies which the Compensation Committee deems to be comparable to our Company;

•
motivate our executive officers to attain the Company’s goals by tying a significant portion of executive compensation to the Company’s achievement of pre-established performance objectives and the executive’s individual contributions to the achievement of those objectives;

•	align the interests of our executive officers with those of our Company’s shareholders; and

•	to attract and retain highly qualified executive officers.

To accomplish these objectives, the Company uses the five elements discussed below in setting total executive compensation for the named executive officers.

Share Ownership Guidelines

The Company’s executive officers are not formally required to achieve or maintain any particular level of share ownership in the Company. To encourage our executive officers to increase their ownership interest in our Company and better align our executive interests with those of our shareholders, the Company provides executive officers with the option to receive all, or any portion of their annual cash bonus award in shares of our common stock, with the balance payable in cash. Executive officers electing this option receive common shares having a market value equal to 125% of the cash that they would otherwise receive.

Process for Setting Executive Compensation

The Compensation Committee of our Board is responsible for setting the compensation of our executive officers and establishing and administering policy with respect to our executive compensation program. Under our executive compensation program, the Compensation Committee determines the total compensation to be paid to the Chief Executive Officer and the full Board authorizes and approves the Chief Executive Officer’s compensation. Additionally, the Compensation Committee approves the total compensation to be paid to the remaining named executive officers, with certain input from our Chief Executive Officer.

Under its charter, the Compensation Committee has the authority to engage compensation consultants. In 2005, the Compensation Committee engaged Semler Brossy Consulting Group LLC, an independent compensation consultant to, among other things, evaluate the annual base salaries, annual bonus incentives and long-term incentives for all of our executive officers, as compared to other hotel REITs and hospitality companies to ensure our continued ability to compete for and retain highly qualified executive officers. The Compensation Committee provided instructions to Semler Brossy pertaining to the scope of work to be performed, but did not direct how the work was performed. Semler Brossy advised the Company as to competitive practices with respect to pay levels and pay mix for the named executive officers. Based on the results of this study, the Compensation Committee approved changes to the 2006 annual base salaries, annual bonus incentives and long-term incentives as discussed herein.

In making compensation decisions, the Compensation Committee compares each element of total compensation, including annual base salaries, annual bonus incentives and long-term incentives to the median of a peer group of 11 companies (the “Compensation Peer Group”). The Compensation Peer Group consists of companies against which the Compensation Committee believes the Company competes for talent and for stockholder investment. The Compensation Peer Group included other hotel REITs that are similar in size, with market value and assets from one-third to three times that of the Company (at least one criterion needs to be met, with the other being close). The Compensation Peer Group was as follows: Ashford Hospitality Trust Inc.; Boykin Lodging Co.; DiamondRock Hospitality Co.; Felcor Lodging Trust; Highland Hospitality Corp.; Innkeepers USA Trust; LaSalle Hotel Partners; Meristar Hospitality; Strategic Hotels & Resorts, Inc.; Sunstone Hotel Investors, Inc. and Winston Hotels, Inc. Beginning in 2006, the Company implemented a compensation program that is designed to compensate our executives so that total compensation and the mix of compensation elements are targeted at the median compensation being received by similarly situated executives of the companies comprising the Compensation Peer Group.

In making its decisions with respect to each element of executive compensation, the Compensation Committee takes into consideration the impact on the total value of these elements for each executive and all executives as a group. Based on reviewing the recommendations of Semler Brossy and taking into account the Company’s internal management structure, for 2006 the Compensation Committee established the following general target guidelines concerning the mix of annual base salary, annual cash bonus and annual long-term equity incentive for the named executive officers as follows:

	Annual Base Salary	Annual Cash Bonus	Annual Long-Term Equity Incentive	Target Compensation Opportunity

Howard A. Silver	25%	25%	50%	100%

J. Mitchell Collins	35%	20%	45%	100%

Phillip H. McNeill, Jr.	40%	20%	40%	100%

Richard F. Mitchell	40%	20%	40%	100%

Edwin F. Ansbro	40%	20%	40%	100%

Executive Compensation Program Components

For the fiscal year ended December 31, 2006, the principal components of compensation for the named executive officers were:

•	annual base salary;

•	annual cash bonus;

•	long-term equity incentive compensation;

•	benefits, such as our Executive Deferred Compensation Plan; and

•	change in control and termination arrangements.

The following provides an overview of our approach to each of these elements and an analysis of the executive compensation paid under each of these elements for the 2006 fiscal year.

Annual Base Salary. Base salary represents the fixed component of our executive compensation system. The named executive officers receive salaries that are within a range established by the Compensation Committee for their respective positions based on the median compensation paid to similarly situated employees and officers of the Compensation Peer Group. Each named executive officer’s salary falls within 80% to 120% of the Compensation Peer Group median. In addition to competitive data, salaries are based on a determination of the level of experience that the executive brings to the position and how successful the executive has been in achieving set goals. Salary levels are typically reviewed annually as part of the Company’s performance review process as well as upon a promotion or other change in job responsibility. Adjustments to base salary will be made in the future based on the individual performance of the executive and a comparison of adjustments made by competitors and any necessary inflationary adjustments.

In February 2006, the Compensation Committee approved increased annual base salaries for the 2006 fiscal year for each of the named executive officers to bring annual base salaries within the range cited above, and representing the following increases over 2005 annual base salaries: Mr. Silver (17%); Mr. Collins (26%); Mr. McNeill, Jr. (27%); Mr. Mitchell (29%) and Mr. Ansbro (14%). See the Summary Compensation Table beginning on page 27. The increases in 2006 base salaries were made by the Compensation Committee after reviewing the competitive analysis provided by Semler Brossy.

In January 2007, the Compensation Committee approved 2007 annual base salaries for our named executive officers that represented an approximate 5% increase over 2006 annual base salaries. Accordingly, the 2007 annual base salaries are as follows for our named executive officers: Mr. Silver ($475,000); Mr. Collins ($300,000); Mr. McNeill, Jr. ($236,000); Mr. Mitchell ($236,000) and Mr. Ansbro ($210,000).

Annual Cash Bonus. Annual incentives exist in the form of bonuses available to each named executive officer as a means of linking executive compensation to objective performance criteria that are generally within the control of the named executive officer. At the beginning of each year, the Compensation Committee establishes a target bonus for each named executive officer and identifies performance measures for each executive to meet, in order to receive the full bonus. Target bonus percentages generally reflect competitive median opportunities for the Compensation Peer Group, although adjustments have been made to reflect the Company’s internal management structure (however, on average the target awards are aligned with competitive median opportunities). For 2006, target bonuses ranged from 50% to 100% of annual base salaries, the payment of which was based on the achievement of actual adjusted funds from operations (“AFFO”) as compared to the Company’s AFFO targets, as well as certain acquisition, disposition, strategic, finance and other general corporate goals. The relative weighting of the measures varies based on position, with 75% of the bonus for the Chief Executive Officer and Chief Financial Officer based on AFFO, and 50% for the other named executive officers. In each case, the remainder of the bonus is based on the other corporate goals discussed herein. Target bonus amounts are paid if the goals are met. For the bonus portion related to the achievement of AFFO targets, target amounts were based on the Company achieving a budgeted AFFO target, with appropriate growth over prior year as determined by the Compensation Committee and approved by our Board. The maximum bonuses ranged from 100% to 200% of annual base salaries for our named executive officers.

The National Association of Real Estate Investment Trusts, Inc. (“NAREIT”) defines funds from operations (“FFO”) as being net income or loss, computed in accordance with generally accepted accounting principles, excluding gains or losses from sales of property, plus depreciation, and after adjustments for unconsolidated partnerships and joint ventures. To determine compensation, the Compensation Committee uses a definition of AFFO that further adjusts the NAREIT definition of FFO for other non-cash or non-recurring items, including, among other things, certain financing activities and impairment charges related to our hotels, as the Compensation Committee believes that including such items would not represent the continuing operations of the Company. Such adjustments are described in further detail in the Company’s year-end earnings press release that is furnished to the SEC. As a result of the Company’s focus on AFFO as a key performance metric, the Compensation Committee bases annual incentive decisions in part on the Company’s AFFO targets for the full year.

For 2006, after reviewing the recommendations of Semler Brossy, the Compensation Committee established the following targets and goal weightings for the named executive officers:

•
Mr. Silver’s 2006 target bonus was equal to 100% of his annual base salary with a bonus range of 0% to 200%. Mr. Silver’s 2006 annual incentive bonus was based 75% on the achievement of certain AFFO targets, while 25% was based on the achievement of certain individual and corporate goals, each as determined by the Compensation Committee, which included, among other things, improving the quality of our hotel portfolio, enhancing Company profitability, improving the Company’s capital structure and general corporate goals;

•
Mr. Collins’ 2006 target bonus was equal to 60% of his annual base salary with a bonus range of 0% to 120%. Mr. Collins’ 2006 annual incentive bonus was based 75% on the achievement of certain AFFO targets, while 25% was based on the achievement of certain individual and corporate goals, each as determined by the Compensation Committee, which included, among other things, improving the Company’s capital structure, improving the Company’s cash management, improving the Company’s investor relations function and general corporate goals; and

•
With respect to Messrs. McNeill, Jr., Mitchell and Ansbro, each had a 2006 target bonus of 50% of his annual base salary with a bonus range of 0% to 100%. The annual incentive bonus for each of Messrs. McNeill, Jr., Mitchell and Ansbro was based 50% on the achievement of certain AFFO targets, while 50% was based on the achievement of certain individual and corporate goals, each as determined by the Compensation Committee, which included, among other things, acquisition and disposition targets, enhancing Company profitability, improving the quality of our hotel portfolio, completing refurbishment projects at certain of our hotels and general corporate goals.

In January 2007, the Company determined that 2006 AFFO was equal to $1.29 per diluted share, a 13% increase over 2005 and equal to 105% of the 2006 AFFO target. The Company’s total shareholder return (“TSR”), defined as common stock price appreciation plus reinvested dividends paid with respect to the Company’s common stock over the relevant performance period, was approximately 24% for 2006. Due to these results and the achievement of certain individual and corporate goals described above, the named executive officers received cash bonuses for their performance that ranged from 88% to 200% of the executives’ annual base salaries. Mr. Silver elected to receive shares of common stock in lieu of cash for 100% of his 2006 bonus, thus Mr. Silver received 125% of the residual bonus, after a contribution to our Executive Deferred Compensation Plan, for a total of approximately $1.1 million. In January 2007, the Compensation Committee approved 2007 annual cash bonus targets, ranges and goals, all of which are substantially similar to the 2006 annual cash bonus components.

Long-Term Equity Incentives. The Compensation Committee believes that long-term equity incentives are important to motivate and reward our executives and employees for maximizing shareholder value over an extended period of time. The Compensation Committee intends that significant percentages of most awards will vest to the recipient over time and be subject to forfeiture if the recipient leaves the Company prior to vesting and/or achieving performance goals. The Compensation Committee believes that such awards promote executive retention and closely align executives’ and shareholders’ interests, because their value over time is directly linked to the market price of our common stock.

Annual award grants are generally made at the beginning of each fiscal year. The Compensation Committee meeting for these awards is scheduled well in advance and is typically held in January or early February. The Compensation Committee generally does not grant awards at any other time during the year, other than awards granted in connection with the hiring or promotion of employees or other special circumstances. Awards shall be issued only after receiving the approval of the Compensation Committee.

In December 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (“SFAS”) No. 123(R), “Share-Based Payment,” which is a revision of SFAS No. 123, as amended, "Accounting for Stock-Based Compensation" and supersedes Accounting Principles Board Opinion ("APB") No. 25, "Accounting for Stock Issued to Employees." SFAS No. 123(R) eliminates the alternative to use the intrinsic value method of accounting that was provided for in SFAS No. 123, which generally resulted in no compensation expense being recorded in the financial statements related to the issuance of equity awards to employees. SFAS No. 123(R) requires that the cost resulting from all share-based payment transactions be recognized in the Company’s financial statements. SFAS No. 123(R) establishes fair value as the measurement objective in accounting for share-based payment arrangements and requires all companies to apply a fair-value-based measurement method in accounting for generally all share-based payment transactions with employees.

On January 1, 2006, the Company adopted SFAS No. 123(R) using a modified prospective application, as permitted under SFAS No. 123(R). Accordingly, prior period amounts have not been restated. Under this application, we are required to record compensation expense for all awards granted after the date of adoption and for the unvested portion of previously granted awards that remain outstanding at the date of adoption. Compensation expense is required to be recorded ratably over the estimated requisite service period for employees. For 2006, this proxy statement includes the compensation expense for each named executive officer that the Company was required to record under SFAS No. 123(R), which includes amounts related to current and prior year grants, and additional amounts related to the restricted stock award modifications discussed below. Assumptions used in the calculation of these amounts are detailed in Footnote 13 to the Company’s audited financial statements for the year ended December 31, 2006, included in the Company’s Annual Report on Form 10-K as filed with the SEC on February 28, 2007.

Long-term equity incentives are provided primarily by awards of performance-based restricted stock under the 1994 Incentive Plan, which is administered by the Compensation Committee. In the past, performance criteria for vesting of restricted stock awards have included, among other things, the achievement of certain AFFO targets and the Company’s TSR, as compared to an identified peer group or the NAREIT Hotel Index, an index currently comprised of approximately 15 hotel REITs of varying sizes. The Company’s identified peer group (the “Peer Group”), for this discussion, consists of Hersha Hospitality Trust, Innkeepers USA Trust and Winston Hotels, Inc. Boykin Lodging Co. was a previous member of the Peer Group before it was delisted as a public entity due to being acquired in 2006.

In 2004, 2005 and January 2006 (26,250 shares for Mr. Ansbro only), based on a review of the recommendations of HVS International, Inc., the Compensation Committee granted shares of restricted stock under the 1994 Incentive Plan to certain key executives that would vest at the end of four and five-year respective terms based on the achievement of certain AFFO targets, as determined annually by the Compensation Committee, and by the Company’s TSR over the respective term as compared to the Peer Group. In late 2005, Semler Brossy recommended that the design of the awards be changed. Rather than having new cycles start every four or five years, Semler Brossy recommended that new cycles start every year and that each cycle should be three years in duration. The changes were more reflective of competitive practice based on an examination of existing practices at other hotel REITs and hospitality companies. The changes also avoided many of the problems associated with cycles that run “end-to-end,” including:

•	Considerable ability required to set multi-year goals that take into account changing circumstances;

•	Impact of circumstances changing significantly and unexpectedly after the start of a cycle:

-Incentive/retention value lost for a significant period of time if the performance period starts off poorly;
-Inability to start a new cycle in subsequent year with goals that account for the changing circumstances;
-Even relative performance may be compromised if the starting point is unusually high or low;

•	Retention value may diminish as the end of the cycle nears, which is not the case with overlapping cycles (potential payouts from unfinished cycles on the horizon); and

•	Complicated to add new participants mid-cycle (i.e., it is possible to pro-rate, but potentially inequitable given that new participants did not contribute to performance prior to arrival).

Based on this information, the Compensation Committee decided that going forward, new long-term equity incentive awards would have a three-year performance period and a new cycle would start each year.

Based in part on Semler Brossy’s recommendations with respect to the three-year performance period, in February 2006, the Compensation Committee approved the modification of each of the awards: excluding our Chairman, for 2004, 2005 and January 2006 (Mr. Ansbro only), the Compensation Committee shortened the performance period to three years for 60% of the awards, to four years for 20% of the awards, and made no change to the performance period for the remaining 20% of the awards. The shares would vest at the end of the performance periods, as modified, respectively. As a result, of the total restricted shares granted to the named executive officers (other than Mr. Ansbro) in 2004 and 2005, (i) 60% would vest on January 5, 2007 if the Company achieved certain AFFO and TSR targets for the three-year cumulative period (2004-2006), (ii) 20% would vest on January 5, 2008 if the Company achieved certain AFFO and TSR targets in 2007 and (iii) the remaining 20% would vest on January 5, 2009 if the Company achieved certain AFFO and TSR targets in 2008. For the restricted stock awards issued under the three-year cumulative performance period (2004-2006), 125% of the target shares vested to our named executive officers, other than Mr. Ansbro, based on the Company achieving the maximum AFFO and TSR targets. Of the total shares granted to Mr. Ansbro in 2005 and January 2006, (i) 60% would vest on January 5, 2008 if the Company achieved certain AFFO and TSR targets for the three-year cumulative period (2005-2007), (ii) 20% would vest on January 5, 2009 if the Company achieved certain AFFO and TSR targets in 2008 and (iii) the remaining 20% would vest on January 5, 2010 if the Company achieved certain AFFO and TSR targets in 2009. The Compensation Committee concluded that the awards, as modified, would remain consistent with the Company’s business goals and the original intent of the awards and be more consistent with the going forward approach. The Compensation Committee also considered the potential income tax and accounting implications of the modifications and concluded that the modifications would not have a material adverse affect on the Company. All other provisions of the awards remain unchanged.

In February 2006, using the competitive data provided by Selmer Brossy, the Compensation Committee approved the following restricted stock awards: Mr. Silver (59,041 shares); Mr. Collins (28,044 shares); Mr. McNeill, Jr. (16,236 shares); Mr. Mitchell (16,236 shares) and Mr. Ansbro (16,236 shares). These awards were generally consistent with the median long-term incentive opportunities of the Compensation Peer Group. The 2006 restricted stock awards were originally scheduled to vest at the end of 2008. The vesting of these awards was based on the Company's TSR for that three-year period as a percentile of the NAREIT Hotel Index. TSR was seen as the best measure of management’s performance over the long-term. The NAREIT Hotel Index was viewed as the best overall measure of the REIT hotel sector as well as being less distorted by any industry consolidation that might occur. The vesting schedule was based on the Company’s compound average TSR as compared to a graded scale from the 40th percentile to the 75th percentile of the compound average TSR of the NAREIT Hotel Index. If we achieve a compound average TSR equal to the 50th percentile of the NAREIT Hotel Index, then 100% of the restricted shares listed above would vest. If we achieve a compound average TSR equal to or greater than the 75th percentile of the NAREIT Hotel Index, then 150% of the restricted shares listed above would vest and no restricted shares would vest if we achieve a compound average TSR of less than the 40th percentile of the NAREIT Hotel Index.

In December 2006, the Compensation Committee approved the modification of the vesting terms related to the February 2006 grants, based on a review of competitive data provided by Semler Brossy for the Company as compared to its Compensation Peer Group. Pursuant to this modification, these awards will now vest ratably over three years based on a graded scale of the Company’s compound average TSR for the respective trailing three-year period as compared to the compound average TSR of the NAREIT Hotel Index. These shares will also vest at target amounts if there is a change in control of our Company, as defined. All other provisions of the awards remain unchanged. For the restricted stock awards issued under the 2006 performance period, 150% of the target shares vested to our named executive officers, based on the Company’s compound average TSR ranking in the 75th percentile of the NAREIT Hotel Index over the trailing three-year period.

In January 2007, pursuant to a late 2006 review of the pay levels and pay mix recommendations of Semler Brossy based on competitive data, the Compensation Committee approved the following restricted stock awards: Mr. Silver (66,120 shares); Mr. Collins (30,667 shares); Mr. McNeill, Jr. (18,136 shares); Mr. Mitchell (18,136 shares) and Mr. Ansbro (18,136 shares). These shares will vest ratably over three years based on a graded scale of the Company’s compound average TSR for the respective trailing three-year period as compared to the compound average TSR of the NAREIT Hotel Index, similar to the above methodology.

Benefits

Benefits are also established based upon a determination of what is needed to aid in attracting and retaining executive talent, as well as providing long-term financial security to the Company’s employees and their families. All benefits are reviewed at least annually by the Compensation Committee, which evaluates benefit levels based on competitive influences, as well as the cost of the programs to the Company relative to the value to employees. The plans are also reviewed for changes that may be required due to legislative or significant changes in market conditions. The Company’s executive officers are also eligible to participate in the Company’s health, dental and vision plans, and various insurance plans, including disability and life insurance. The primary benefits for the named executive officers are as follows:

Executive Deferred Compensation Plan. Under our Executive Deferred Compensation Plan, participants may defer up to 100% of their base salary, bonus or both. We pay a matching contribution equal to the lesser of the amount deferred or 10% of base salary and bonus that is credited to each participant’s account. Participants may also defer unvested restricted shares of our common stock under our Executive Deferred Compensation Plan, although no matching contribution is made for these deferrals.

Perquisites and Other Personal Benefits. The Company provides named executive officers with perquisites and other personal benefits that the Company and the Compensation Committee believe are reasonable and consistent with its overall program to better enable the Company to attract and retain superior employees for key positions. The Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to the named executive officers, which include the following:

•	receipt of dividends on all unvested restricted stock awards;

•	payment of long-term disability insurance that covers executives up to 70% of annual base salaries;

•	payment of life insurance that covers executives up to $215,000;

•	on a space available basis, complimentary room accommodations in our hotels; and

•	use of Company tickets at various entertainment venues (i.e., basketball, baseball and theatre).

Change in Control and Termination Agreements

In prior years, the Company entered into change in control and termination agreements with certain key employees, including the named executive officers. Effective January 1, 2007, the Company entered into amended and restated change in control and termination agreements with its executive officers and Mr. McNeill, Sr. Under these agreements, these officers are entitled to severance benefits if they resign from employment with “good reason” after a change in control, as defined. The agreements define “good reason” to include a material reduction in the officer’s duties, functions and responsibilities. The amended and restated agreements provide that an officer’s duties, functions and responsibilities will be deemed to be reduced materially if, after the change in control, he is employed by an entity that does not have common stock or shares that are publicly traded. No other changes were made to the amended and restated change in control and termination agreements. The Compensation Committee believes that the agreements serve the interests of the Company and its shareholders by ensuring that if a hostile or friendly change in control is ever under consideration, our executives will be able to advise the Board about the potential transaction in the best interests of shareholders, without being unduly influenced by personal considerations, such as fear of the economic consequences of losing their jobs as a result of a change in control. Information regarding applicable payments under such agreements for the named executive officers is provided under the heading “Additional Compensation Arrangements” beginning on page 30.

Tax Implications

Regarding annual compensation in excess of $1 million, we continue to study the cap on tax deductibility of compensation in excess of that amount established under the Omnibus Budget Reconciliation Act of 1993. In order to reduce tax exposure under this cap, we have taken steps to allow for the grant of stock options and certain other stock incentive awards that qualify as performance-based compensation that is exempt from the cap.

The Compensation Committee considers the anticipated tax treatment to our Company and our executive officers when reviewing executive compensation and our Company compensation programs. The deductibility of some types of compensation payments can depend upon the timing of an executive’s vesting or exercise of previously granted rights. Interpretations of and changes in applicable tax laws and regulations, as well as other factors beyond the Compensation Committee’s control, also can affect deductibility of compensation.

SUMMARY COMPENSATION TABLE

The following tables should be read in conjunction with the related footnotes and the “Compensation Discussion and Analysis” beginning on page 19. We summarize below the compensation paid or accrued for the fiscal year ended December 31, 2006 to each of our named executive officers:

Name and Principal Position	Year	Salary	Bonus(1)	Stock Awards(2)	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation(3)	Total
Howard A. Silver President and Chief Executive Officer	2006	$450,000	$1,102,500	$1,555,210	$—	$—	$—	$295,585	$3,403,295
J. Mitchell Collins Executive Vice President, Chief Financial Officer, Secretary and Treasurer	2006	$285,000	$320,625	$846,698	$—	$—	$—	$147,510	$1,599,833
Phillip H. McNeill, Jr. Executive Vice President of Development	2006	$225,000	$225,000	$531,878	$—	$—	$—	$86,556	$1,068,434
Richard F. Mitchell Senior Vice President of Asset Management	2006	$225,000	$225,000	$459,439	$—	$—	$—	$98,061	$1,007,500
Edwin F. Ansbro Senior Vice President of Real Estate	2006	$200,000	$175,000	$502,821	$—	$—	$—	$98,429	$976,250

(1)
Our named executive officers can elect to have all or part of their bonuses paid in shares of our common stock. Executive officers making this election receive shares having a market value equal to 125% of the cash that they would otherwise receive. For 2006, our named executive officers made the following elections for common shares:

Name	Year Earned	Date of Grant	Gross Number of Shares	Net Number of Shares(i)	Grant Date Fair Value Per Share
Mr. Silver	2006	1/29/06	62,193	45,496	$16.28

(i)	Officers may elect to take net shares after income tax withholding.

(2)
In accordance with SFAS No. 123(R), the amounts in this column reflect the compensation expense for our named executive officers recognized in the Company’s audited financial statements for the year ended December 31, 2006. Includes amounts related to current and prior year grants and additional amounts related to the restricted stock award modifications discussed herein. Assumptions used in the calculation of these amounts are detailed in Footnote 13 to the Company’s audited financial statements for the year ended December 31, 2006, included in the Company’s Annual Report on Form 10-K as filed with the SEC on February 28, 2007.

(3)
These amounts primarily relate to dividends received on unvested restricted stock awards and cash contributions made by the Company on behalf of our named executive officers related to the Company’s nonqualified Executive Deferred Compensation Plan. Under our Executive Deferred Compensation Plan, participants may defer up to 100% of their base salary, bonus or both. We pay a matching contribution equal to the lesser of the amount deferred or 10% of base salary and bonus that is credited to each participant’s account. Participants may also defer unvested restricted shares of our common stock under our Executive Deferred Compensation Plan, although no matching contribution is made for these deferrals. Within all other compensation were the following amounts:

Name	Dividends Received (i)	Company Contributions (ii)	Other	Total

Mr. Silver	$157,394	$135,000	$3,191	$295,585
Mr. Collins	$83,757	$60,562	$3,191	$147,510
Mr. McNeill, Jr.	$60,865	$22,500	$3,191	$86,556
Mr. Mitchell	$49,870	$45,000	$3,191	$98,061
Mr. Ansbro	$57,738	$37,500	$3,191	$98,429

(i) Dividends received on unvested shares.

(ii) Cash contributions made by the Company to our Executive Deferred Compensation Plan.

GRANTS OF PLAN-BASED AWARDS

As part of the long-term equity incentive element of our executive compensation program, we may award shares of restricted stock to all or certain of our named executive officers on an annual basis that are subject to certain performance conditions. The following table provides information regarding our 2006 restricted stock awards to the named executive officers:

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards (1) (2)			All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards(3)
		Threshold	Target	Maximum	Threshold	Target	Maximum
		($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Sh)	($)
Howard A. Silver	2/02/06	$—	$—	$—	—	59,041	88,562	—	—	$—	$951,151
J. Mitchell Collins	2/02/06	$—	$—	$—	—	28,044	42,066	—	—	$—	$451,789
Phillip H. McNeill, Jr.	2/02/06	$—	$—	$—	—	16,236	24,354	—	—	$—	$261,562
Richard F. Mitchell	2/02/06	$—	$—	$—	—	16,236	24,354	—	—	$—	$261,562
Edwin F. Ansbro	2/02/06	$—	$—	$—	—	16,236	24,354	—	—	$—	$261,562
Edwin F. Ansbro	1/03/06	$—	$—	$—	—	26,250	32,813	—	—	$—	$355,688

     (1)    As modified by the Compensation Committee effective December 31, 2006 (except for the January 3, 2006 grant to Mr. Ansbro), these shares are subject to vesting at the end of each year over each of the three years commencing with 2006 based on the Company’s compound average total shareholder return as compared to the compound average total shareholder return of the NAREIT Hotel Index. For each year, commencing with 2006, the measurement will include a trailing three-year calculation of Company’s compound average total shareholder return as compared to the trailing three-year NAREIT Hotel Index compound average total shareholder return. The vesting schedule is based on a graduated scale from the 40th percentile to the 75th percentile of the trailing three-year NAREIT Hotel Index compound average total shareholder return. For each year during the three-year vesting period, if the trailing three-year Company’s compound average total shareholder return equals the 50th percentile of the trailing three-year NAREIT Hotel Index compound average total shareholder return, then 100% of the target shares will vest. If in any year the trailing three-year Company’s compound average total shareholder return equals or exceeds the 75th percentile of the trailing three-year NAREIT Hotel Index compound average total shareholder return, then 150% of the target shares will vest. If in any year the trailing three-year Company’s compound average total shareholder return equals less than the 40th percentile of the trailing three-year NAREIT Hotel Index compound average total shareholder return, then the executive officer will forfeit the target shares. Unvested shares will also be subject to accelerated vesting upon a change of control of the Company, as defined in the award agreements. Prior to vesting, until forfeited in accordance with their terms, the executive officers have the right to vote and receive dividends on these restricted shares. “Compound average total shareholder return” is defined as common stock price appreciation plus reinvested dividends paid with respect to the Company’s common stock over the relevant performance period, computed on a compound average basis.

For the January 3, 2006 award to Mr. Ansbro, the vesting term of these shares was modified in February 2006. Pursuant to this modification, 60% of the grant will now vest after three years based on the achievement of certain AFFO targets and the Company’s total shareholder return as compared to an identified peer group for the respective cumulative period (2005-2007), 20% will now vest based on the achievement of certain AFFO targets and the Company’s total shareholder return as compared to an identified peer group in the fourth year and the remaining 20% will now vest based on the achievement of certain AFFO targets and the Company’s total shareholder return as compared to an identified peer group in the fifth year. All other provisions of the award remain unchanged.

(2)
Threshold represents the minimum amounts payable for a certain level of performance (0%); target represents the amounts payable if the specified performance targets are achieved (100%); and maximum represents the maximum amounts payable under the awards (150%).

(3)	Amounts represent the value of restricted stock awards granted based on the closing sale prices for shares of our common stock on the dates of grant.

OPTION EXERCISES AND RESTRICTED STOCK VESTED

The following table sets forth information with respect to previous restricted stock awards to our named executive officers that vested during the year ended December 31, 2006:

Name	Number of Shares Acquired on Vesting	Value Realized Upon Vesting(1)
Howard A. Silver	1,800	$28,728
J. Mitchell Collins	—	$—
Phillip H. McNeill, Jr.	660	$10,534
Richard F. Mitchell	168	$2,681
Edwin F. Ansbro	—	$—

(1)	Value realized upon vesting as determined by multiplying the number of shares of restricted stock that vested during 2006 by the appropriate share price on the respective vesting dates.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table lists the shares of performance-based restricted stock awarded to our named executive officers that are unvested and outstanding at December 31, 2006. Performance-based restricted stock awards are reflected in the table below at target payout amounts. No discount has been taken to reflect risk of forfeiture or restrictions on transferability.

	Stock Awards
Name	Number of Shares or Units or Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (1)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (2)
	(#)	($)	(#)	($)
Howard A. Silver	—	$—	187,374	$2,990,489
J. Mitchell Collins	—	$—	99,711	$1,591,388
Phillip H. McNeill, Jr.	—	$—	72,458	$1,156,430
Richard F. Mitchell	—	$—	59,369	$947,529
Edwin F. Ansbro	—	$—	68,736	$1,097,027

(1) Vesting is scheduled to occur on January 5th as follows: Mr. Silver (96,682 shares in 2007, 45,346 shares in 2008 and 45,346 shares in 2009); Mr. Collins (52,348 shares in 2007, 23,682  shares in 2008 and 23,681 shares in 2009); Mr. McNeill, Jr. (39,146 shares in 2007, 16,656 shares in 2008 and 16,656 shares in 2009); Mr. Mitchell (31,292 shares in 2007, 14,039 shares in 2008 and 14,038 shares in 2009) and Mr. Ansbro (36,912 shares in 2007, 15,912 shares in 2008 and 15,912 shares in 2009).

(2) Value is determined by multiplying the number of unvested shares of restricted stock by $15.96, the closing sale price for our common stock on December 29, 2006.

ADDITIONAL COMPENSATION ARRANGEMENTS

Change in Control and Termination Agreements. The Company maintains amended and restated change in control and termination agreements with each of its executive officers, as well as our Chairman, Phillip H. McNeill, Sr. These agreements provide benefits upon termination of employment following a change in control or a potential change in control of our Company, as defined in the agreements. The agreements provide that these executives will receive severance payments and other benefits if their employment terminates under a change in control, or during the period beginning with a potential change in control and ending on the earlier of (1) a reversal of the events constituting the potential change in control, or (2) 18 months after the change in control to which the potential change in control relates. Benefits are only paid if the executive’s employment is terminated by our Company without cause, the executive voluntarily resigns his employment because of a diminution in duties, functions or compensation, or due to certain other changes in the executive’s employment conditions. Additionally, effective January 1, 2007, the Company entered into amended and restated change in control and termination agreements with its executive officers and Mr. McNeill, Sr. Under these agreements, these officers are entitled to severance benefits if they resign from employment with “good reason” after a change in control. The agreements define “good reason” to include a material reduction in the officer’s duties, functions and responsibilities. The amended and restated agreements provide that an officer’s duties, functions and responsibilities will be deemed to be reduced materially if, after the change in control, he is employed by an entity that does not have common stock or shares that are publicly traded. No other changes were made to the amended and restated change in control and termination agreements.

For the named executive officers, the severance payments are based on (a) a multiple of the average of the rates of annual base salary in effect for the executive (1) immediately before termination, (2) 12 months before termination, and (3) 24 months before termination plus (b) the average of the annual cash bonuses paid or earned for up to the three fiscal years including the year in which employment terminates. For Mr. McNeill, Sr., the severance payment is to include the rates of annual base salary and the average cash bonus based on the highest amounts earned in three of the last five years. The multiple of average compensation used for Messrs. McNeill, Sr., Silver and Collins is three (3), and for Messrs. McNeill, Jr., Mitchell and Ansbro, two (2).

The agreements also call for payment of:

•	unpaid base salary and prorated bonus for the year of termination,

•	unpaid bonus for the immediately preceding fiscal year,

•	accelerated vesting of certain awards under the 1994 Incentive Plan and other non-tax-qualified benefits,

•	accelerated vesting of any unvested amounts under the Company’s Executive Deferred Compensation Plan,

•	a payment equal to any portion of a benefit under a tax-qualified defined contribution plan forfeited as a result of the executive’s termination,

•	continued insurance benefits for 18 months, and

•	payment of any other benefits accrued through the termination date.

To the extent the executive incurs an excise tax under Section 4999 of the federal income tax laws as a result of a payment under the agreement or any other payment owed the executive by our Company or any affiliate, our Company will indemnify the executive for that liability, including certain additional taxes attributable to the initial excise tax indemnification payment. The agreements place restrictions on each executive’s ability to use or disclose confidential information, solicit our employees to terminate their employment with our Company, or interfere with our Company’s hotel development opportunities.

In the event that payment of benefits was triggered under these changes in control agreements at December 31, 2006, the named executive officers would have received the following severance payments:

	Cash Severance	Vesting of Restricted Stock(1)	Total Severance(2)
Howard A. Silver	$3,511,631	$2,990,489	$6,502,120
J. Mitchell Collins	$1,612,281	$1,591,388	$3,203,669
Phillip H. McNeill, Jr.	$774,323	$1,156,430	$1,930,753
Richard F. Mitchell	$763,823	$947,529	$1,711,352
Edwin F. Ansbro	$685,656	$1,097,027	$1,782,683

(1)
The above amounts represent the target vesting goals of our restricted stock awards. Executive officers could receive additional common shares based on certain predefined performance objectives being achieved at the time of a change in control. The value is determined by multiplying the number of unvested shares of restricted stock by $15.96, the closing sale price for our common stock on December 29, 2006.

(2)
Such amounts under each executive’s change in control agreement would require lump-sum distribution. Such amounts do not include reimbursement of any excise tax that may be triggered under a change in control, which is currently estimated at 40% of the total severance.

NONQUALIFIED DEFERRED COMPENSATION

Under our Executive Deferred Compensation Plan, participants may defer up to 100% of their base salary, bonus or both. We pay a matching contribution equal to the lesser of the amount deferred or 10% of base salary and bonus that is credited to each participant’s account. Contribution elections are made into various mutual fund options as selected by each participant. For 2006, the mutual fund options and related returns were as follows: SEI Large Cap Growth (+6.7%); SEI Large Cap Value (+20.9%); SEI Small Cap Growth (+11.0%); SEI Small Cap Value (+19.9%); SEI International Equity (+25.7%); SEI Emerging Markets Equity (+27.0%); SEI Core Fixed Income (+4.4%); SEI High Yield Bond (+10.1%); SEI International Fixed Income (+2.2%); SEI Emerging Markets Debt (+12.4%) and SEI Prime Obligation (+4.7%). Participants may also defer unvested restricted shares of our common stock under our Executive Deferred Compensation Plan, although no matching contribution is made for these deferrals. The following table sets forth information regarding the Company’s Executive Deferred Compensation Plan for each of our named executive officers at December 31, 2006:

Name	Executive Contributions in Last FY	Company Contributions in Last FY	Aggregate Earnings in Last FY	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FY
	($)	($)	($)	($)	($)
Howard A. Silver	$86,100	$86,100	$176,634	$—	$1,444,689
J. Mitchell Collins	$48,499	$48,499	$22,631	$—	$246,126
Phillip H. McNeill, Jr.	$22,500	$22,500	$49,909	$—	$367,492
Richard F. Mitchell	$31,250	$31,250	$40,131	$—	$398,695
Edwin F. Ansbro	$20,000	$20,000	$2,452	$—	$42,451

REPORT OF THE AUDIT COMMITTEE

The three-person Audit Committee’s primary function is to assist the Board of Directors of Equity Inns, Inc. in fulfilling certain of the Board’s oversight responsibilities to our shareholders by reviewing the financial reports and other financial information provided by our Company to any governmental body (including the SEC) or the public; our Company’s internal control systems regarding finance, accounting, legal compliance and ethics that management and the Board have established; and our Company’s auditing, accounting and financial reporting processes in general. The Audit Committee is entirely composed of directors who meet the SEC’s and NYSE’s independence and experience requirements for audit committee membership.

We have met with our independent auditors and management to discuss the respective duties and responsibilities set forth under our Audit Committee’s charter.

Management is primarily responsible for the financial statements and the reporting process, including our Company’s internal controls system. The Company’s independent auditors are responsible for performing an independent audit of our financial statements in conformity with generally accepted accounting principles and are ultimately accountable to our Audit Committee and to the Board.

The Audit Committee has reviewed the audited financial statements in our Company’s Annual Report on Form 10-K for 2006 with management, including discussion of the quality of the accounting principles, the reasonableness of significant judgments, and the clarity of financial statement disclosures, and we have reviewed and discussed these financial statements with the independent auditors.

We have also reviewed with the independent auditors their judgments as to the quality of our Company’s accounting principles and such other matters as are required to be discussed with our Audit Committee under generally accepted auditing standards. In addition, our committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Accounting Standards), as modified or supplemented. Our Audit Committee has also received the written disclosures and the letter from our independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as modified or supplemented, and we have discussed with the independent auditors the independent auditor’s independence from our Company.

We relied on the reviews and discussions referred to above. Based on this reliance, we have recommended to the Board, and the Board has approved, that the audited financial statements for the year ended December 31, 2006 be included in our Company’s Annual Report on Form 10-K for the year ended December 31, 2006, as filed with the SEC. We have further approved the appointment of PricewaterhouseCoopers LLP as our Company’s independent accountants for our fiscal year ending December 31, 2007.

March 29, 2007

Robert P. Bowen (Chairman)
Harry S. Hays
Raymond E. Schultz

The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

PricewaterhouseCoopers LLP has served as independent public accountants and auditors for our Company and our subsidiaries for our year ended December 31, 2006, and will continue to serve as our auditors for our year ending December 31, 2007, unless this is changed by action of our Audit Committee. PricewaterhouseCoopers LLP has informed us of its intention to close its Memphis office by May 31, 2007. Accordingly, the Audit Committee may reconsider its selection of PricewaterhouseCoopers LLP as the Company’s independent accountants for 2007.

Fees. During 2006 and 2005, we paid PricewaterhouseCoopers LLP the following amounts in connection with its performance of the following services for our Company:

Fee Type	Fees Paid
	2006	2005
Audit Fees(1)	$636,003	$679,461
Audit-Related Fees(2)	246,318	267,048
Total Fees	$882,321	$946,509

(1)       For professional services and travel-related expenses rendered for the Company’s 2006 and 2005 Section 404 audits as required by the Sarbanes-Oxley Act of 2002, and the audits of our annual financial statements included in our Form 10-K filings and for quarterly reviews of our financial statements included in our Form 10-Q filings for each fiscal year.

(2)    For 2006, includes professional services and travel-related expenses rendered in conjunction with the preparation of a prospectus supplement and a comfort letter in connection with a preferred stock offering of the Company. Also includes professional services and travel-related expenses rendered in conjunction with several audits related to certain acquisitions completed during 2005 and 2006 that were filed by the Company under a Form 8-K. For 2005, includes professional services and travel-related expenses rendered in conjunction with the preparation of a prospectus supplement and a comfort letter in connection with a common stock offering of the Company. Also includes professional services and travel-related expenses rendered in conjunction with the preparation of a comfort letter in connection with a proposed debt offering. Also includes professional services and travel-related expenses rendered in conjunction with several audits related to certain acquisitions completed during 2005 that were filed by the Company under a Form 8-K.

Our Board’s Audit Committee has determined that the provision of non-audit services performed by PricewaterhouseCoopers LLP during the two years ended December 31, 2006 is compatible with maintaining PricewaterhouseCoopers’ independence from us as our independent public accountants.

The Audit Committee has adopted procedures for pre-approving all audit and non-audit services provided by the independent auditors for each year. Unless a type of service to be provided by the independent auditors has received general pre-approval, it will require specific pre-approval by either the Chairman of the Committee or the full Audit Committee. Any proposed services exceeding pre-approved cost levels also will require specific pre-approval by the Audit Committee.

The Audit Committee has delegated authority to pre-approve any additional audit and non-audit services to the Chairman of the Committee, provided such services do not, in the aggregate, exceed $100,000 in any year. The Chairman shall report any pre-approval decisions promptly to the Audit Committee no later than at its next quarterly meeting. The Audit Committee does not delegate to management its responsibilities to pre-approve services to be performed by the independent accountants.

The Audit Committee’s pre-approval procedures include reviewing a budget for audit and permitted non-audit services. The budget includes a description of, and a budgeted amount for, particular categories of audit and non-audit services that are recurring in nature and therefore anticipated at the time the budget is submitted. For pre-approval, the Audit Committee considers whether these services are consistent with the SEC’s rules on auditor independence.

The Audit Committee has designated the Chief Financial Officer to monitor the performance of the services provided by the independent auditors and to determine whether these services are in compliance with the pre-approval policy. Additionally, this proxy statement includes a copy of the Audit Committee’s charter as Appendix A.

OTHER MATTERS

Our Board currently does not intend to bring before our annual meeting any matter other than the election of directors and the proposal to approve our 2007 Incentive Plan, as specified in the notice to shareholders, and our Board has no knowledge of any other matters to be brought before our annual meeting. If any other matters requiring a vote of our shareholders are properly brought before our annual meeting, the enclosed proxies will be voted on such matters in accordance with the judgment of the persons named as proxies in those proxies, or their substitutes, present and acting at the meeting.

We will provide to each record holder or beneficial owner of our common stock entitled to vote at our annual meeting, on written request to J. Mitchell Collins, our Executive Vice President, Chief Financial Officer, Treasurer and Secretary, at 7700 Wolf River Boulevard, Germantown, Tennessee 38138, telephone (901) 754-7774, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, including the financial statements and financial statement schedules filed with the SEC.

Copies of our Securities Exchange Act reports and filings are available by hyperlink on our Internet website, at www.equityinns.com. Information on or connected to our website is not and should not be considered part of this proxy statement. Paper copies of such reports and filings are also available, free of charge, upon request to our Secretary at the address provided in the preceding paragraph.

BY ORDER OF THE BOARD OF DIRECTORS:

J. MITCHELL COLLINS, Secretary

March 29, 2007

Appendix A

EQUITY INNS, INC.
AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

CHARTER

The following shall constitute the Charter of the Audit Committee (the “Charter”) of the Board of Directors of Equity Inns, Inc., a corporation incorporated under the laws of the State of Tennessee (the “Company”):

I.	ORGANIZATION

A.	There shall be constituted a standing committee of the Board of Directors of the Company (the “Board”) to be known as the audit committee (the “Audit Committee”).

II.	COMPOSITION AND SELECTION

A.
The Audit Committee shall be composed of three or more directors. The members of the Audit Committee shall meet the independence and experience requirements of the Securities and Exchange Commission and the New York Stock Exchange as then in effect.

B.
All members of the Audit Committee shall be financially literate, as such qualification is interpreted by the Board, in compliance with the rules of the New York Stock Exchange. At least one member of the Committee must have accounting or related financial management expertise, as such qualification is interpreted by the Board, in compliance with the rules of the New York Stock Exchange.

C.	No member of the Audit Committee may serve on the audit committees of more than three public companies.

D.
The members of the Audit Committee shall be appointed by the Board, at the Board’s annual meeting, on the recommendation of the Corporate Governance and Nomination Committee, and may be removed by the Board. The members of the Audit Committee shall serve for one year or until their successors are duly elected and qualified. Unless a Chairman is elected by the full Board, the members of the Audit Committee shall designate a Chairman by majority vote of the full Audit Committee membership.

E.	The duties and responsibilities of Audit Committee members contained herein shall be in addition to those duties otherwise required for members of the Board.

III.	PURPOSE

A.
The primary function of the Audit Committee is to assist the Board in fulfilling certain of the Board’s oversight responsibilities relating to the accounting, reporting, and financial practices of the Company and its subsidiaries by monitoring (1) these practices, generally; (2) the integrity of the financial statements and other financial information provided by the Company to any governmental body or the public; (3) the Company’s compliance with legal and regulatory requirements; (4) the independent auditor’s qualifications and independence and (5) the performance of the Company’s independent auditors and internal audit functions.

B.	The Audit Committee shall prepare the report of the Committee required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

IV.	COMMITTEE OBJECTIVES

A.
The Audit Committee’s primary objectives include providing an independent, direct and open avenue of communication among the Company’s independent accountants, management, internal auditing department, and the Board; serving as an independent and objective party to review the Company’s financial reporting processes and internal control systems; overseeing with management the reliability and integrity of the Company’s accounting policies and financial reporting and disclosure practices; reviewing and considering the work of the Company’s independent auditors and internal auditing department; reviewing the adequacy of the internal audit department’s staffing and the qualifications of its personnel; and reviewing whether available technology is being used to maximize the efficiency and effectiveness of the internal audit function. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Corporation’s policies, procedures and practices at all levels.

V.	COMMITTEE AUTHORITY AND RESPONSIBILITIES

A.
The Audit Committee shall have the sole authority to appoint, retain, compensate, evaluate and terminate the independent auditor (subject, if applicable, to shareholder ratification) and shall approve all audit and permissible non-audit engagements, including fees and terms, with the independent auditor. The independent auditor shall be accountable to the Board through the Audit Committee. The Audit Committee shall consult with management but shall not delegate these responsibilities.

B.	Financial Statement and Disclosure Matters

1.
Review and discuss with management and the independent auditor accounting policies and financial reporting issues and judgments that may be viewed as critical; review and discuss analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; consider and approve, when appropriate, any significant changes in the Company’s accounting and auditing policies; review and discuss any accounting and financial reporting proposals that may have a significant impact on the Company’s financial reports; review and discuss major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies.

2.
Review and discuss with management and the independent auditor the annual audited financial statements, including disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and recommend to the Board whether the audited financial statements should be included in the Corporation’s Annual Report on Form 10-K.

3.
Review and discuss with management and the independent auditor the Corporation’s quarterly financial statements, including the results of the independent auditor’s reviews of the quarterly financial statements, prior to the filing of its Form 10-Q.

4.
Review and discuss with management and the independent auditor: a) any material financial or non-financial arrangements of the Corporation which do not appear on the financial statements of the Corporation; and b) any transactions or courses of dealing with parties related to the Corporation which transactions are significant in size or involve terms or other aspects that differ from those that would likely be negotiated with independent parties and which are relevant to an understanding of the Corporation’s financial statements.

5.
Review and discuss with management its policies and practices regarding earnings press releases, as well as financial information and earnings guidance given to analysts and ratings agencies, giving attention to any use of “pro forma”, “adjusted” or “non-GAAP financial measures” information.

6.	Discuss with management and the independent auditor the effect of regulatory and accounting initiatives, as well as off-balance sheet structures on the Company’s financial statements.

C.	Oversight of the Company’s Relationship with the Independent Auditor

1.
Obtain and review a formal written report by the independent auditor, at least annually, including descriptions of: a) the independent auditor’s internal quality-control procedures; b) any material issues raised by the most recent internal quality control review, or peer review, or by any inquiry or investigation by governmental or professional authorities in the preceding five years respecting one or more independent audits carried out by the firm; c) any steps taken to deal with such issues; d) all relationships between the independent auditor and the Corporation and e) any other relationships that may adversely affect the independence of the auditor. The Audit Committee should assess the independence of the independent auditor, including that of the independent auditor’s lead partner, based on a review of the written report and recommend to the Board that it take appropriate action in response to the report to satisfy the independence requirements.

2.
Evaluate the qualifications, experience, performance and independence of the senior members of the independent auditor team, including that of the independent auditor’s lead and concurring partners, taking into consideration the opinions of management and the internal auditors. Present its conclusions with respect to such evaluations to the full Board.

3.
Set clear hiring policies for employees or former employees of the independent auditors, taking into account pressures that may exist for auditors consciously or subconsciously seeking a job with the Corporation.

4.	Discuss with the independent auditor its ultimate accountability to the Board through the Audit Committee.

5.
Establish policies and procedures for the engagement of the independent auditor to provide audit and permissible non-audit services; consider whether the independent auditor’s performance of permissible non-audit services is compatible with the auditor’s independence.

6.
Assure regarding the regular rotation of the lead and concurring audit partners as required by law, and consider whether there should be regular rotation of the independent auditing firm itself, in order to assure continuing independence of the independent auditor.

D.	Process Improvement

1.
Establish regular and separate systems of reporting to the Audit Committee by the Corporation’s management, the independent auditor and the internal auditors regarding any significant judgments made in management’s preparation of the financial statements, and the view of each as to the appropriateness of such judgments.

2.
Review and discuss with the independent auditor the audit planning and procedures, including the scope, fees, staffing and timing of the audit; review and discuss the results of the audit exam and management letters, and any reports of the independent auditor with respect to any interim period.

3.
Review with the Corporation’s internal auditors and the independent auditor the coordination of their audit efforts to assure completeness of coverage, reduction of redundant efforts and effective use of audit resources.

4.
Review separately with the Corporation’s management, the independent auditor and the internal auditors, following completion of the Corporation’s annual audit, any significant difficulties encountered during the course of the audit, including: a) difficulties with management’s response; b) any restrictions on the scope of work or access to required information and (c) the nature and extent of any significant changes in accounting principles or the application therein.

5.
Review any significant disagreement among the Corporation’s management and its independent auditor or the internal auditors in connection with the preparation of the Corporation’s financial statements.

6.
Review with the independent auditor any audit problems or difficulties and management’s response. Such review shall include any accounting adjustments that were noted or proposed by the auditor but were “passed” (as immaterial or otherwise); review any “management” or “internal control” letters issued, or proposed to be issued, by the audit firm to the Corporation and any discussions with the independent auditor’s national office respecting auditing or accounting issues presented by the engagement.

7.
Review with the Corporation’s independent auditor, the internal auditors and management the extent to which changes or improvements in financial or accounting practices and standards, as approved by the Audit Committee, have been implemented, with such review to be conducted at an appropriate amount of time subsequent to implementation of any changes or improvements thereto, as decided by the Audit Committee in its discretion.

E.	Oversight of the Company’s Internal Audit Function

1.	Review the appointment, replacement, reassignment or dismissal of the internal auditors, including the appointment and replacement of the senior internal auditor.

2.	Review the regular internal reports to management prepared by the internal auditors and management’s responses.

3.	Discuss with the independent auditor the internal auditor’s responsibilities, budget and staffing, and any recommended changes in the planned scope of the internal audit.

F.	Ethical and Legal Compliance and Risk Management

1.
Discuss with management the Corporation’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Corporation’s risk assessment and risk management policies.

2.	Obtain from the independent auditor assurance that Section 10A of the Securities Exchange Act of 1934 has not been implicated.

3.
Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any employee complaints or published reports which raise material issues regarding the Corporation’s financial statements or accounting policies.

4.
Review any material pending legal proceedings involving the Corporation and other contingent liabilities; discuss with the Corporation’s General Counsel legal matters that may have a material impact on the financial statements or the Corporation’s compliance policies.

5.
Establish procedures for (A) the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters; and (B) the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters.

6.	Establish, review and update periodically the Code of Ethics.

7.	Periodically review the Corporation’s policies and procedures for review of officers’ expenses.

8.	Review the status of tax return and any real estate investment trust compliance issues.

9.	Review the terms, conditions and arrangements involving any related-party or potential conflict-of-interest transactions.

10.	Review, with the Corporation’s secretary, legal compliance matters, including corporation securities trading practices.

11.	Review, with the Corporation’s secretary, any legal matters that would have a significant impact on the Corporation’s financial statements.

12.	Review the adequacy of the Corporation’s insurance coverage.

13.	Perform any other activities consistent with this Charter, the Corporation’s Bylaws and governing law, as the Audit Committee or the Board deems necessary or appropriate.

VI.	MEETINGS AND ADMINISTRATION

A.
The Audit Committee shall meet separately, as often as may be deemed necessary or appropriate in its judgment, but at least quarterly, with the Corporation’s management, internal auditors and independent auditors. Following each meeting, the Audit Committee shall report to the Board at the next regularly scheduled Board meeting, or sooner, as circumstances may dictate.

B.
In addition, the Chairman of the Audit Committee shall meet in person or by telephone with the Corporation’s independent accountants and the Corporation’s Chief Financial Officer quarterly to review the Corporation’s financial statements.

C.
The Audit Committee shall have prompt and unrestricted access to all financial and operating information relevant to the Corporation’s business. The Audit Committee shall have ready access to the Corporation’s legal counsel and to the independent accountants, and shall be provided from time to time with staff assistance from within the Corporation as requested.

D.
The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain special legal, accounting or other consultants to advise the Committee. The Audit Committee shall have the authority to retain and compensate such advisors without seeking further approval and shall receive appropriate funding, as determined by the Audit Committee, from the Corporation to compensate such advisors. The Audit Committee shall have the authority to conduct or authorize investigations into any matters within its scope of responsibilities and shall have the authority to retain outside advisors to assist the Committee in the conduct of any investigation.

E.	The Audit Committee may form subcommittees and delegate authority to subcommittees when appropriate.

F.	The Audit Committee shall make regular reports to the Board, and shall review with the Board any issues that arise with respect to the matters described in Section III.A. of this Charter.

G.	The Audit Committee shall review and reassess the adequacy of this Charter, at least annually, and shall recommend any proposed changes to the Board for approval.

H.	The Audit Committee shall annually review its own performance.

VII.	CONSISTENCY WITH CHARTER

A.
To the extent that any provision or section of this Charter may be inconsistent with any article, provision or section of the Second Amended and Restated Charter or the Bylaws of the Corporation, the Second Amended and Restated Charter or the Bylaws, as appropriate, shall fully control.

VIII.	CERTIFICATION

This Charter of the Audit Committee was duly approved and adopted by the Board of the Corporation on the 15th day of March, 2004.

J. Mitchell Collins
Secretary

Appendix B

EQUITY INNS, INC.

2007 STOCK INCENTIVE PLAN

ARTICLE I	DEFINITIONS	1

1.01.	Acquiring Person	1
1.02.	Administrator	1
1.03.	Affiliate	1
1.04.	Agreement	1
1.05.	Associate	1
1.06.	Board	1
1.07.	Change in Control	1
1.08.	Code	2
1.09.	Committee	2
1.10.	Common Stock	2
1.11.	Company	2
1.12.	Continuing Director	2
1.13.	Control Affiliate	2
1.14.	Control Change Date	2
1.15.	Corresponding SAR	2
1.16.	Exchange Act	2
1.17.	Fair Market Value	3
1.18.	Incentive Award	3
1.19.	Initial Value	3
1.20.	Option	3
1.21.	Participant	3
1.22.	Performance Shards	3
1.23.	Person	3
1.24.	Plan	4
1.25.	Related Entity	4
1.26.	SAR	4
1.27.	Services	4
1.28.	Stock Award	4

ARTICLE II	PURPOSES	4

ARTICLE III	ADMINISTRATION	4

ARTICLE IV	ELIGIBILITY	5

ARTICLE V	COMMON STOCK SUBJECT TO PLAN	5

5.01.	Common Stock Issued	5
5.02.	Aggregate Limit	5
5.03.	Reallocation of Shares	6

ARTICLE VI	OPTIONS	6

6.01.	Award	6
6.02.	Option Price	6
6.03.	Maximum Option Period	6
6.04.	Nontransferability	6
6.05.	Transferable Options	6
6.06.	Employee Status	7
6.07.	Exercise	7
6.08.	Payment	7
6.09.	Change in Control	7
6.10.	Shareholder Rights	7
6.11.	Disposition of Shares	7

ARTICLE VII	SARS	8

7.01.	Award	8
7.02.	Maximum SAR Period	8
7.03.	Nontransferability	8
7.04.	Transferable SARs	8
7.05.	Exercise	8
7.06.	Change in Control	9
7.07.	Employee Status	9
7.08.	Settlement	9
7.09.	Shareholder Rights	9

ARTICLE VII	STOCK AWARDS	9

8.01.	Award	9
8.02.	Vesting	9
8.03.	Performance Objectives	9
8.04.	Employee Status	10
8.05.	Change in Control	10
8.06.	Shareholder Rights	10

ARTICLE IX	PERFORMANCE SHARE AWARDS	10

9.01.	Award	10
9.02.	Earning the Award	10
9.03.	Payment	11
9.04.	Shareholder Rights	11
9.05.	Nontransferability	11
9.06.	Transferable Performance Shares	11
9.07.	Employee Status	11
9.08.	Change in Control	11

ARTICLE X	INCENTIVE AWARDS	11

10.01.	Award	11
10.02.	Terms and Conditions	12
10.03.	Nontransferability	12
10.04.	Transferable Incentive Awards	12
10.05.	Employee Status	12
10.06.	Change in Control	12
10.07.	Shareholder Rights	12

ARTICLE XI	CHANGE IN CONTROL	13

11.01.	Excise Tax	13
11.02.	Impact of Change in Control	13
11.03.	Assumption Upon Change in Control	13
11.04.	Cash-Out Upon Change in Control	13

ARTICLE XII	ADJUSTMENT UPON CHANGE IN CONTROL	14

ARTICLE XIII	COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES	14

ARTICLE XIV	GENERAL PROVISIONS	14

14.01.	Effect on Employment and Service	14
14.02.	Unfunded Plan	15
14.03.	Rules of Construction	15

ARTICLE XV	AMENDMENT	15

ARTICLE XVI	DURATION OF PLAN	15

ARTICLE XVII	EFFECTIVE DATE OF PLAN	15

DEFINITIONS

1.01 Acquiring Person

Acquiring Person means that a Person, considered alone or together with all Control Affiliates and Associates of that Person, is or becomes directly or indirectly the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of securities representing at least twenty percent (20%) of (i) the Company’s then outstanding securities entitled to vote generally in the election of the Board; or (ii) Services’ then outstanding securities entitled to vote generally in the election of the Board of Directors of Services.

1.02 Administrator

Administrator means the Committee and any delegate of the Committee that is appointed in accordance with Article III.

1.03 Affiliate

Affiliate means any “subsidiary” or “parent” corporation (within the meaning of Section 424 of the Code) of the Company.

1.04 Agreement

Agreement means a written agreement (including any amendment or supplement thereto) between the Company and a Participant specifying the terms and conditions of a Stock Award, an award of Performance Shares, an Incentive Award or an Option or SAR granted to such Participant.

1.05 Associate

Associate, with respect to any Person, is defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act. An Associate does not include the Company or a majority-owned subsidiary of the Company.

1.06 Board

Board means the Board of Directors of the Company.

1.07 Change in Control

Change in Control means (i) a Person is or becomes an Acquiring Person; (ii) holders of the securities of the Company entitled to vote thereon approve any agreement with a Person (or, if such approval is not required by applicable law and is not solicited by the Company, the closing of such an agreement) that involves the transfer of at least fifty percent (50%) of the Company’s total assets on a consolidated basis, as reported in the Company’s consolidated financial statements filed with the Securities and Exchange Commission; (iii) holders of the securities of the Company entitled to vote thereon approve a transaction (or, if such approval is not required by applicable law and is not solicited by the Company, the closing of such a transaction) pursuant to which the Company will undergo a merger, consolidation, or statutory share exchange with a Person, regardless of whether the Company is intended to be the surviving or resulting entity after the merger, consolidation, or statutory share exchange, other than a transaction that results in the voting securities of the Company carrying the right to vote in elections of persons to the Board outstanding immediately prior to the closing of the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 66 2/3% (sixty-six and two-thirds percent) of the Company’s voting securities carrying the right to vote in elections of persons to the Company’s Board, or such securities of such surviving entity, outstanding immediately after the closing of such transaction; (iv) the Continuing Directors cease for any reason to constitute a majority of the Board; (v) holders of the securities of the Company entitled to vote thereon approve a plan of complete liquidation of the Company or an agreement for the sale or liquidation by the Company of substantially all of the Company’s assets (or, if such approval is not required by applicable law and is not solicited by the Company, the commencement of actions constituting such a plan or the closing of such an agreement); or (vi) the Board adopts a resolution to the effect that, in its judgment, as a consequence of any one or more transactions or events or series of transactions or events, a Change in Control of Services or of the Company has effectively occurred. The Board shall be entitled to exercise its sole and absolute discretion in exercising its judgment and in the adoption of such resolution, whether or not any such transaction(s) or event(s) might be deemed, individually or collectively, to satisfy any of the criteria set forth in subparagraphs (i) through (v) above.

1.08 Code

Code means the Internal Revenue Code of 1986, and any amendments thereto.

1.09 Committee

Committee means the Compensation Committee of the Board.

1.10 Common Stock

Common Stock means the common stock of the Company.

1.11 Company

Company means Equity Inns, Inc.

1.12 Continuing Director

Continuing Director means any member of the Board, while a member of the Board and (i) who was a member of the Board on March 1, 1999 or (ii) whose nomination for or election to the Board was recommended or approved by a majority of the Continuing Directors.

1.13 Control Affiliate

Control Affiliate with respect to any Person, means an affiliate as defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

1.14 Control Change Date

Control Change Date means the date on which a Change in Control occurs. If a Change in Control occurs on account of a series of transactions, the “Control Change Date” is the date of the last of such transactions.

1.15 Corresponding SAR

Corresponding SAR means an SAR that is granted in relation to a particular Option and that can be exercised only upon the surrender to the Company, unexercised, of that portion of the Option to which the SAR relates.

1.16 Exchange Act

Exchange Act means the Securities Exchange Act of 1934, as amended as of January 1, 1990.

1.17 Fair Market Value

Fair Market Value means, on any given date, the reported “closing” price of a share of Common Stock in the New York over-the-counter market as reported by the National Association of Securities Dealers, Inc. The preceding sentence to the contrary notwithstanding, if the Common Stock is listed upon an established stock exchange or exchanges, the Fair Market Value on any given date shall be the highest closing price of the Common Stock on such exchange or exchanges. If, on any given date, no share of Common Stock is traded on the New York over-the-counter market or on an established stock exchange, then Fair Market Value shall be determined with reference to the next preceding day that the Common Stock was so traded.

1.18 Incentive Award

Incentive Award means an award which, subject to such terms and conditions as may be prescribed by the Administrator, entitles the Participant to receive a cash payment from the Company or an Affiliate.

1.19 Initial Value

Initial Value means the amount set forth in an Agreement evidencing an SAR (which cannot be less than the Fair Market Value of one share of Common stock on the date of grant of an SAR). If the Agreement evidencing an SAR does not specify the Initial Value, then the Initial Value shall be the Fair Market Value of one share of Common Stock on the date of grant of the SAR. Except as provided in Article XII, the Administrator may not reduce the Initial Value of a previously granted SAR, whether through amendment, cancellation, replacement grant or any other means, without the approval of shareholders.

1.20 Option

Option means a stock option that entitles the holder to purchase from the Company a stated number of shares of Common Stock at the price set forth in an Agreement.

1.21 Participant

Participant means an employee of the Company or an Affiliate or a member of the Board, who satisfies the requirements of Article IV and is selected by the Administrator to receive an award of Performance Shares, a Stock Award, an Option, an SAR, an Incentive Award or a combination thereof.

1.22 Performance Shares

Performance Shares means an award, in the amount determined by the Administrator, stated with reference to a specified number of shares of Common Stock, that in accordance with the terms of an Agreement entitles the holder to receive a cash payment or shares of Common Stock or a combination thereof.

1.23 Person

Person means any human being, firm, corporation, partnership, or other entity. “Person” also includes any human being, firm, corporation, partnership, or other entity as defined in sections 13(d)(3) and 14(d)(2) of the Exchange Act. The term “Person” does not include the Company, Services or any Related Entity, and the term Person does not include any employee-benefit plan maintained by the Company, Services, or any Related Entity, and any person or entity organized, appointed, or established by the Company, Services or any Related Entity for or pursuant to the terms of any such employee-benefit plan, unless the Board or Services’ Board determines that such an employee-benefit plan or such person or entity is a “Person”.

1.24 Plan

Plan means the Equity Inns, Inc. 2007 Stock Incentive Plan.

1.25 Related Entity

Related Entity means any entity that is part of a controlled group of corporations or is under common control with the Company within the meaning of Sections 1563(a), 414(b) or 414(c) of the Code.

1.26 SAR

SAR means a stock appreciation right that in accordance with the terms of an Agreement entitles the holder to receive, with respect to each share of Common Stock encompassed by the exercise of such SAR, the amount determined by the Administrator and specified in an Agreement. In the absence of such a determination, the holder shall be entitled to receive, with respect to each share of Common Stock encompassed by the exercise of such SAR, the excess of the Fair Market Value on the date of exercise over the Initial Value. References to “SARs” include both Corresponding SARs and SARs granted independently of Options, unless the context requires otherwise.

1.27 Services

Services means Equity Inns Services, Inc.

1.28 Stock Award

Stock Award means shares of Common Stock awarded to a Participant under Article VIII.

PURPOSES

The Plan is intended to assist the Company and its Affiliates in recruiting and retaining individuals with ability and initiative by enabling such persons to participate in the future success of the Company and its Affiliates and to associate their interests with those of the Company and its shareholders. The Plan is intended to permit the grant of both Options qualifying under Section 422 of the Code (“incentive stock options”) and Options not so qualifying, and the grant of SARs, Stock Awards, Performance Shares and Incentive Awards. No Option that is intended to be an incentive stock option shall be invalid for failure to qualify as an incentive stock option. The proceeds received by the Company from the sale of shares of Common Stock pursuant to this Plan shall be used for general corporate purposes.

ADMINISTRATION

The Plan shall be administered by the Administrator. The Administrator shall have authority to grant Stock Awards, Performance Shares, Incentive Awards, Options and SARs upon such terms (not inconsistent with the provisions of this Plan), as the Administrator may consider appropriate. Such terms may include conditions (in addition to those contained in this Plan), on the exercisability of all or any part of an Option or SAR or on the transferability or forfeitability of a Stock Award, an award of Performance Shares or an Incentive Award. Notwithstanding any such conditions, the Administrator may, in its discretion, (i) accelerate the time at which any Option or SAR may be exercised, or the time at which a Stock Award may become transferable or nonforfeitable or the time at which an Incentive Award or award of Performance Shares may be settled or (ii) suspend the forfeiture of any award made under this Plan. In addition, the Administrator shall have complete authority to interpret all provisions of this Plan; to prescribe the form of Agreements; to adopt, amend, and rescind rules and regulations pertaining to the administration of the Plan; and to make all other determinations necessary or advisable for the administration of this Plan. The express grant in the Plan of any specific power to the Administrator shall not be construed as limiting any power or authority of the Administrator. Any decision made, or action taken, by the Administrator or in connection with the administration of this Plan shall be final and conclusive. Neither the Administrator nor any member of the Committee shall be liable for any act done in good faith with respect to this Plan or any Agreement, Option, SAR, Stock Award, Incentive Award or award of Performance Shares. All expenses of administering this Plan shall be borne by the Company.

The Committee, in its discretion, may delegate to one or more officers of the Company all or part of the Committee’s authority and duties with respect to grants and awards to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act. The Committee may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Committee’s delegate or delegates that were consistent with the terms of the Plan.

ELIGIBILITY

Any employee of the Company or an Affiliate (including a corporation that becomes an Affiliate after the adoption of this Plan), is eligible to participate in this Plan if the Administrator, in its sole discretion, determines that such person has contributed significantly or can be expected to contribute significantly to the profits or growth of the Company or an Affiliate. Members of the Board may be selected to participate in this Plan without regard to whether they are employees of the Company or an Affiliate.

COMMON STOCK SUBJECT TO PLAN

5.01. Common Stock Issued

Upon the award of Common Stock pursuant to a Stock Award or in settlement of an award of Performance Shares, the Company may issue Common Stock from its authorized but unissued Common Stock. Upon the exercise of any Option or SAR, the Company may deliver to the Participant (or the Participant’s broker if the Participant so directs), shares of Common Stock from its authorized but unissued Common Stock.

5.02. Aggregate Limit

The maximum aggregate number of shares of Common Stock that may be issued under this Plan pursuant to the exercise of SARs and Options and the grant of Stock Awards and the settlement of Performance Shares is 3,800,000 shares. The maximum aggregate number of shares of Common Stock that may be issued under this Plan as Stock Awards and in settlement of Performance Shares is 2,750,000 shares. The maximum aggregate number of shares of Common Stock that may be issued under this Plan and the maximum number of shares of Common Stock that may be issued as Stock Awards and in settlement of Performance Shares shall be subject to adjustment as provided in Article XII.

If an SAR is exercised and settled, in whole or in part, with shares of Common Stock, the maximum aggregate number of shares that may be issued under this Plan shall be reduced by the number of SARs exercised rather than the number of shares issued in settlement of the exercise.

If shares are withheld upon the exercise of an Option or SAR on account of a Participant’s related tax liability or if shares subject to a Stock Award or Performance Share award are reduced, withheld or surrendered on account of a Participant’s related tax liability, then the maximum aggregate number of shares that may be issued under this Plan shall be reduced by the number of shares that would have been issued upon the exercise of the Option or SAR or the number of shares subject to the Stock Award or Performance Share award prior to the withholding, reduction or surrender of shares on account of the Participant’s related tax liability.

5.03. Reallocation of Shares

If an Option is terminated, in whole or in part, for any reason other than its exercise or the exercise of a Corresponding SAR that is settled with shares of Common Stock, the number of shares allocated to the Option or portion thereof may be reallocated to other Options, SARs, Performance Shares, and Stock Awards to be granted under this Plan. If an SAR is terminated, in whole or in part, for any reason other than its exercise that is settled with shares of Common Stock or the exercise of a related Option, the number of shares of Common Stock allocated to the SAR or portion thereof may be reallocated to other Options, SARs, Performance Shares, and Stock Awards to be granted under this Plan. If an award of Performance Shares is terminated, in whole or in part, for any reason other than its settlement with shares of Common Stock, the number of shares allocated to the Performance Share award or portion thereof may be reallocated to other Options, SARs, Performance Shares and Stock Awards to be granted under this Plan. If a Stock Award is forfeited, in whole or in part, for any reason, the number of shares of Common Stock allocated to the Stock Award or portion thereof may be reallocated to other Options, SARs, Performance Shares and Stock Awards to be granted under this Plan.

OPTIONS

6.01. Award

In accordance with the provisions of Article IV, the Administrator will designate each individual to whom an Option is to be granted and will specify the number of shares of Common Stock covered by such awards; provided, however, that no Participant may be granted Options in any calendar year covering more than 450,000 shares.

6.02. Option Price

The price per share for shares of Common Stock purchased on the exercise of an Option shall be determined by the Administrator on the date of grant, but shall not be less than the Fair Market Value on the date the Option is granted. Except as provided in Article XII, the Administrator may not reduce the Option price of a previously granted Option, whether through amendment, cancellation, replacement grant or any other means without the approval of shareholders.

6.03. Maximum Option Period

The maximum period in which an Option may be exercised shall be determined by the Administrator on the date of grant, except that no Option that is an incentive stock option shall be exercisable after the expiration of ten years from the date such Option was granted. The terms of any Option that is an incentive stock option may provide that it is exercisable for a period less than such maximum period.

6.04. Nontransferability

Except as provided in Section 6.05, each Option granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution. In the event of any transfer of an Option (by the Participant or his transferee), the Option and any Corresponding SAR that relates to such Option must be transferred to the same person or persons or entity or entities. Except as provided in Section 6.05, during the lifetime of the Participant to whom the Option is granted, the Option may be exercised only by the Participant. No right or interest of a Participant in any Option shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

6.05 Transferable Options

Section 6.04 to the contrary notwithstanding, if the Agreement provides, an Option that is not an incentive stock option may be transferred by a Participant to the Participant’s children, grandchildren, spouse, one or more trusts for the benefit of such family members or a partnership in which such family members are the only partners, on such terms and conditions as may be permitted under Securities Exchange Commission Rule 16b-3 as in effect from time to time. The holder of an Option transferred pursuant to this Section shall be bound by the same terms and conditions that governed the Option during the period that it was held by the Participant; provided, however, that such transferee may not transfer the Option except by will or the laws of descent and distribution. In the event of any transfer of an Option (by the Participant or his transferee), the Option and any Corresponding SAR that relates to such Option must be transferred to the same person or persons or entity or entities.

6.06. Employee Status

For purposes of determining the applicability of Section 422 of the Code (relating to incentive stock options), or in the event that the terms of any Option provide that it may be exercised only during employment or within a specified period of time after termination of employment, the Administrator may decide to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment.

6.07. Exercise

Subject to the provisions of this Plan and the applicable Agreement, an Option may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Administrator shall determine; provided, however, that incentive stock options (granted under the Plan and all plans of the Company and its Affiliates) may not be first exercisable in a calendar year for shares of Common Stock having a Fair Market Value (determined as of the date an Option is granted) exceeding $100,000. An Option granted under this Plan may be exercised with respect to any number of whole shares less than the full number for which the Option could be exercised. A partial exercise of an Option shall not affect the right to exercise the Option from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining shares subject to the Option. The exercise of an Option shall result in the termination of any Corresponding SAR to the extent of the number of shares with respect to which the Option is exercised.

6.08. Payment

Subject to rules established by the Administrator and unless otherwise provided in an Agreement, payment of all or part of the Option price may be made in cash, a cash equivalent acceptable to the Administrator, or with shares of Common Stock. If shares of Common Stock are used to pay all or part of the Option price, the sum of the cash and cash equivalent and the Fair Market Value (determined as of the day preceding the date of exercise) of the shares surrendered must not be less than the Option price of the shares for which the Option is being exercised.

6.09. Change in Control

Section 6.07 to the contrary notwithstanding and subject to Article XI, each outstanding Option shall be fully exercisable (in whole or in part at the discretion of the holder) on and after a Control Change Date.

6.10. Shareholder Rights

No Participant shall have any rights as a shareholder with respect to shares subject to his Option until the date of exercise of such Option.

6.11. Disposition of Shares

A Participant shall notify the Company of any sale or other disposition of shares acquired pursuant to an Option that was an incentive stock option if such sale or disposition occurs (i) within two years of the grant of an Option or (ii) within one year of the issuance of shares to the Participant. Such notice shall be in writing and directed to the Secretary of the Company.

SARS

7.01. Award

In accordance with the provisions of Article IV, the Administrator will designate each individual to whom SARs are to be granted and will specify the number of shares of Common Stock covered by such awards; provided, however, that no Participant may be granted SARs in any calendar year covering more than 450,000 shares of Common Stock. For purposes of the foregoing limits, an Option and Corresponding SAR shall be treated as a single award. In addition no Participant may be granted Corresponding SARs (under all incentive stock option plans of the Company and its Affiliates) that are related to incentive stock options which are first exercisable in any calendar year for shares of Common Stock having an aggregate Fair Market Value (determined as of the date the related Option is granted) that exceeds $100,000.

7.02. Maximum SAR Period

The term of each SAR shall be determined by the Administrator on the date of grant, except that no SAR shall have a term of more than ten years from the date the SAR was granted. The terms of any SAR may provide that it has a term that is less than such maximum period.

7.03. Nontransferability

Except as provided in Section 7.04, each SAR granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution. In the event of any such transfer, a Corresponding SAR and the related Option must be transferred to the same person or persons or entity or entities. During the lifetime of the Participant to whom the SAR is granted, the SAR may be exercised only by the Participant. No right or interest of a Participant in any SAR shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

7.04. Transferable SARs

Section 7.03 to the contrary notwithstanding, if the Agreement provides, an SAR, other than a Corresponding SAR that is related to an incentive stock option, may be transferred by a Participant to the Participant’s children, grandchildren, spouse, one or more trusts for the benefit of such family members or a partnership in which such family members are the only partners, on such terms and conditions as may be permitted under Securities Exchange Commission Rule 16b-3 as in effect from time to time. The holder of an SAR transferred pursuant to this Section shall be bound by the same terms and conditions that governed the SAR during the period that it was held by the Participant; provided, however, that such transferee may not transfer the SAR except by will or the laws of descent and distribution. In the event of any transfer of a Corresponding SAR (by the Participant or his transferee), the Corresponding SAR and the related Option must be transferred to the same person or person or entity or entities.

7.05. Exercise

Subject to the provisions of this Plan and the applicable Agreement, an SAR may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Administrator shall determine; provided, however, that a Corresponding SAR that is related to an incentive stock option may be exercised only to the extent that the related Option is exercisable and only when the Fair Market Value exceeds the option price of the related Option. An SAR granted under this Plan may be exercised with respect to any number of whole shares less than the full number for which the SAR could be exercised. A partial exercise of an SAR shall not affect the right to exercise the SAR from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining shares subject to the SAR. The exercise of a Corresponding SAR shall result in the termination of the related Option to the extent of the number of shares with respect to which the SAR is exercised.

7.06. Change in Control

Section 7.05 to the contrary notwithstanding and subject to Article XI, each outstanding SAR shall be fully exercisable (in whole or in part at the discretion of the holder) on and after a Control Change Date.

7.07. Employee Status

If the terms of any SAR provide that it may be exercised only during employment or within a specified period of time after termination of employment, the Administrator may decide to what extent leaves of absence for governmental or military service, illness, temporary disability or other reasons shall not be deemed interruptions of continuous employment.

7.08. Settlement

At the Administrator’s discretion, the amount payable as a result of the exercise of an SAR may be settled in cash, shares of Common Stock, or a combination of cash and Common Stock. No fractional share will be deliverable upon the exercise of an SAR but a cash payment will be made in lieu thereof.

7.09. Shareholder Rights

No Participant shall, as a result of receiving an SAR, have any rights as a shareholder of the Company or any Affiliate until the date that the SAR is exercised and then only to the extent that the SAR is settled by the issuance of Common Stock.

STOCK AWARDS

8.01. Award

In accordance with the provisions of Article IV, the Administrator will designate each individual to whom a Stock Award is to be made and will specify the number of shares covered by such awards; provided, however, that no Participant may receive Stock Awards in any calendar year for more than 200,000 shares; provided, however, that a Stock Award that is issued in settlement of the obligation of the Company or an Affiliate under a nonqualified deferred compensation plan (as defined under Code section 409A) shall not be subject to the individual annual award limit.

8.02. Vesting

The Administrator, on the date of the award, may prescribe that a Participant’s rights in a Stock Award shall be forfeitable or otherwise restricted for a period of time or subject to such conditions as may be set forth in the Agreement. A Stock Award that is issued in settlement of the obligation of the Company or an Affiliate under a nonqualified deferred compensation plan (as defined under Code section 409A) shall be nonforfeitable to the same extent as the Participant’s rights under the benefit that is settled by the Stock Award.

8.03. Performance Objectives

In accordance with Section 8.02, the Administrator may prescribe that Stock Awards will become vested or transferable or both based on objectives stated with respect to the Company’s return on equity, total earnings, earnings growth, return on capital, Fair Market Value, Common Stock price appreciation, funds from operations, adjusted funds from operations, funds from operations growth, adjusted funds from operations growth, earnings before interest, taxes, depreciation and amortization (“EBITDA”), EBITDA growth, total assets, total shareholder returns, peer shareholder returns, dividend payout, increase in revenue per available room, or such other measures as may be selected by the Administrator. If the Administrator, on the date of award, prescribes that a Stock Award shall become nonforfeitable and transferable only upon the attainment of performance objectives, the shares subject to such Stock Award shall become nonforfeitable and transferable only to the extent that the Administrator certifies that such objectives have been achieved.

8.04. Employee Status

In the event that the terms of any Stock Award provide that shares may become transferable and nonforfeitable thereunder only after completion of a specified period of employment, the Administrator may decide in each case to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment.

8.05. Change in Control

Sections 8.02, 8.03 and 8.04 to the contrary notwithstanding and subject to Article XI, each outstanding Stock Award shall be transferable and nonforfeitable on and after a Control Change Date.

8.06. Shareholder Rights

Prior to their forfeiture (in accordance with the applicable Agreement and while the shares of Common Stock granted pursuant to the Stock Award may be forfeited or are nontransferable), a Participant will have all rights of a shareholder with respect to a Stock Award, including the right to receive dividends and vote the shares; provided, however, that during such period (i) a Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of shares granted pursuant to a Stock Award, (ii) the Company shall retain custody of the certificates evidencing shares granted pursuant to a Stock Award, and (iii) the Participant will deliver to the Company a stock power, endorsed in blank, with respect to each Stock Award. The limitations set forth in the preceding sentence shall not apply after the shares granted under the Stock Award are transferable and are no longer forfeitable.

PERFORMANCE SHARE AWARDS

9.01. Award

In accordance with the provisions of Article IV, the Administrator will designate each individual to whom an award of Performance Shares is to be made and will specify the number of shares covered by such awards; provided, however, that no Participant may receive an award of Performance Shares in any calendar year for more than 200,000 shares of Common Stock.

9.02. Earning the Award

The Administrator, on the date of the grant of an award, shall prescribe that the Performance Shares, or portion thereof, will be earned, and the Participant will be entitled to receive payment pursuant to the award of Performance Shares, only upon the satisfaction of performance objectives and such other criteria as may be prescribed by the Administrator during a performance measurement period of at least one year. The performance objectives may be stated with respect to the Company’s return on equity, total earnings, earnings growth, return on capital, Fair Market Value, Common Stock price appreciation, funds from operations, adjusted funds from operations, funds from operations growth, adjusted funds from operations growth, earnings before interest, taxes, depreciation and amortization (“EBITDA”), EBITDA growth, total assets, total shareholder returns, peer shareholder returns, dividend payout, increase in revenue per available room, or such other measures as may be selected by the Administrator. No payments will be made with respect to Performance Shares unless, and then only to the extent that, the Administrator certifies that such objectives have been achieved.

9.03. Payment

In the discretion of the Administrator, the amount payable when an award of Performance Shares is earned may be settled in cash, by the issuance of shares of Common Stock, or a combination thereof. A fractional share of Common Stock shall not be deliverable when an award of Performance Shares is earned, but a cash payment will be made in lieu thereof.

9.04. Shareholder Rights

No Participant shall, as a result of receiving an award of Performance Shares, have any rights as a shareholder until and to the extent that the award of Performance Shares is earned and settled in shares of Common Stock. After an award of Performance Shares is earned and settled in shares, a Participant will have all the rights of a shareholder as described in Section 8.06.

9.05. Nontransferability

Except as provided in Section 9.06, Performance Shares granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution. No right or interest of a Participant in any Performance Shares shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

9.06. Transferable Performance Shares

Section 9.05 to the contrary notwithstanding, if the Agreement provides, an award of Performance Shares may be transferred by a Participant to the Participant’s children, grandchildren, spouse, one or more trusts for the benefit of such family members or a partnership in which such family members are the only partners, on such terms and conditions as may be permitted under Securities and Exchange Commission Rule 16b-3 as in effect from time to time. The holder of Performance Shares transferred pursuant to this Section shall be bound by the same terms and conditions that governed the Performance Shares during the period that they were held by the Participant; provided, however that such transferee may not transfer Performance Shares except by will or the laws of descent and distribution.

9.07. Employee Status

In the event that the terms of any Performance Share award provide that no payment will be made unless the Participant completes a stated period of employment, the Administrator may decide to what extent leaves of absence for government or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment.

9.08. Change in Control

Sections 9.02 to the contrary notwithstanding and subject to Article XI, on and after a Control Change Date, each outstanding Performance Share award shall be earned as of a Control Change Date. To the extent the Agreement provides that the Performance Share award will be settled with shares of Common Stock, such shares shall be nonforfeitable and transferable as of the Control Change Date.

INCENTIVE AWARDS

10.01. Award

The Administrator shall designate Participants to whom Incentive Awards are made. All Incentive Awards shall be finally determined exclusively by the Administrator under the procedures established by the Administrator; provided, however, that no Participant may receive an Incentive Award payment in any calendar year that exceeds $2,500,000.

10.02. Terms and Conditions

The Administrator, at the time an Incentive Award is made, shall specify the terms and conditions which govern the award. Such terms and conditions shall prescribe that the Incentive Award shall be earned only upon, and to the extent that, performance objectives are satisfied. The performance objectives may be stated with respect to the Company’s return on equity, total earnings, earnings growth, return on capital, Fair Market Value, Common Stock price appreciation, funds from operations, adjusted funds from operations, funds from operations growth, adjusted funds from operations growth, earnings before interest, taxes, depreciation and amortization (“EBITDA”), EBITDA growth, total assets, total shareholder returns, peer shareholder returns, dividend payout, increase in revenue per available room, or such other measures as may be selected by the Administrator. Such terms and conditions also may include other limitations on the payment of Incentive Awards including, by way of example and not of limitation, requirements that the Participant complete a specified period of employment with the Company or an Affiliate. The Administrator, at the time an Incentive Award is made, shall also specify when amounts shall be payable under the Incentive Award and whether amounts shall be payable in the event of the Participant’s death, disability, or retirement.

10.03. Nontransferability

Except as provided in Section 10.04, Incentive Awards granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution. No right or interest of a Participant in an Incentive Award shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

10.04. Transferable Incentive Awards

Section 10.03 to the contrary notwithstanding, if provided in an Agreement, an Incentive Award may be transferred by a Participant to the Participant’s children, grandchildren, spouse, one or more trusts for the benefit of such family members or to a partnership in which such family members are the only partners, on such terms and conditions as may be permitted by Securities Exchange Commission Rule 16b-3 as in effect from time to time. The holder of an Incentive Award transferred pursuant to this Section shall be bound by the same terms and conditions that governed the Incentive Award during the period that it was held by the Participant; provided, however, that such transferee may not transfer the Incentive Award except by will or the laws of descent and distribution.

10.05. Employee Status

If the terms of an Incentive Award provide that a payment will be made thereunder only if the Participant completes a stated period of employment, the Administrator may decide to what extent leaves of absence for governmental or military service, illness, temporary disability or other reasons shall not be deemed interruptions of continuous employment.

10.06. Change in Control

Section 10.02 to the contrary notwithstanding and subject to Article XI, any Incentive Award shall be earned in its entirety as of a Control Change Date.

10.07. Shareholder Rights

No Participant shall, as a result of receiving an Incentive Award, have any rights as a shareholder of the Company or any Affiliate on account of such award.

CHANGE IN CONTROL

11.01. Excise Tax

A Participant shall be entitled to a payment under this Article XI if (a) any benefit, payment, accelerated exercisability or vesting or other right under this Plan constitutes a “parachute payment” (as defined in Code Section 280G(b)(2)(A), but without regard to Code Section 280G(b)(2)(A)(ii)), with respect to such Participant and (b) the Participant incurs a liability under Code Section 4999. The amount payable to a Participant described in the preceding sentence shall be the amount required to indemnify the Participant and hold him harmless from the application of Code Sections 280G and 4999. To effect this indemnification, the Company must pay such Participant an amount sufficient to pay the excise tax imposed on Participant under Code Section 4999 with respect to benefits, payments, accelerated exercisability and vesting and other rights under this Plan and any other plan or agreement, and any income, employment, hospitalization, excise or other taxes attributable to the indemnification payment. The benefit payable under this Article XI shall be calculated and paid not later than the earlier of (i) the date any “Termination Payment,” as defined in the Change in Control and Termination Agreement (if any) between the Participant and the Company, is due, or (ii) twenty days after the date (or extended filing date) on which the tax return reflecting liability for the Code section 4999 excise tax is required to be filed with the Internal Revenue Service. Furthermore, a benefit may be payable under this Article whether or not any benefit has yet become or ever becomes payable under any Change in Control and Termination Agreement between the Participant and the Company. To the extent such Change in Control and Termination Agreement or any other plan or agreement also requires that a Participant be indemnified and held harmless from the application of Code Sections 280G and 4999, any such indemnification and the amount required to be paid to a Participant under this Article XI shall be coordinated so that such indemnification is paid only once and the Company’s obligation under this Article XI shall be satisfied to the extent of any such other payment (and vice versa).

11.02. Impact of Change in Control

In accordance with Sections 6.09, 7.06, 8.05, 9.08 and 10.02, but subject to Sections 11.03 and 11.04, upon a Control Change Date, (i) each Option and SAR shall be fully exercisable, (ii) each Stock Award will become transferable and nonforfeitable, (iii) each Performance Share shall be earned in its entirety, and (iv) each Incentive Award shall be earned in its entirety.

11.03 Assumption Upon Change in Control

In the event of a Change in Control the Committee, in its discretion and without the need for a Participant’s consent, may provide that an outstanding Option, SAR, Stock Award, Performance Share or Incentive Award shall be assumed by, or will be replaced by a substitute award granted by, the surviving entity in the Change in Control. Such assumed or substituted award shall be of the same type of award as the original Option, SAR, Stock Award, Performance Share or Incentive Award being assumed or substituted. The assumed or substituted award shall have a value, as of the Control Change Date, that is substantially equal to the value of the original award (or the difference between the Fair Market Value and the option price or Initial Value in the case of Options and SARs) as the Committee determines is equitably required and such other terms and conditions as may be prescribed by the Committee.

11.04 Cash-Out Upon Change in Control

In the event of a Change in Control the Committee, in its discretion and without the need of a Participant’s consent, may provide that an outstanding Option, SAR, Stock Award and Performance Share shall be cancelled in exchange for a payment. The payment may be in cash, shares of Common Stock or other securities or consideration received by shareholders in the Change in Control transaction. The amount of the payment shall be an amount that is substantially equal to (i) the amount by which the price per share received by stockholders in the Change in Control exceeds the Option price or Initial Value in the case of an Option and SAR, or (ii) the price per share received by stockholder for each share of Common Stock subject to a Stock Award and an award of Performance Shares.

ADJUSTMENT UPON CHANGE IN COMMON STOCK

The maximum number of shares as to which Options, SARs, Performance Shares and Stock Awards may be granted; the terms of outstanding Stock Awards, Options, Performance Shares, Incentive Awards, and SARs; and the per individual limitations on the number of shares of Common Stock for which Options, SARs, Performance Shares, and Stock Awards may be granted must be adjusted in the event that (i) the Company (a) effects one or more stock dividends, stock split-ups, subdivisions or consolidations of shares or (b) engages in a transaction to which Section 424 of the Code applies or (ii) there occurs any other event which, in the judgment of the Committee necessitates such action. The adjustments required under the preceding sentence shall be as the Committee determines to be equitably required. Any determination made under this Article XII by the Committee shall be final and conclusive.

The issuance by the Company of stock of any class, or securities convertible into stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of stock or obligations of the Company convertible into such stock or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the maximum number of shares as to which Options, SARs, Performance Shares and Stock Awards may be granted; the per individual limitations on the number of shares for which Options, SARs, Performance Shares and Stock Awards may be granted; or the terms of outstanding Stock Awards, Options, Performance Shares, Incentive Awards or SARs.

The Committee may make Stock Awards and may grant Options, SARs, Performance Shares, and Incentive Awards in substitution for performance shares, phantom shares, stock awards, stock options, stock appreciation rights, or similar awards held by an individual who becomes an employee of the Company or an Affiliate in connection with a transaction described in the first paragraph of this Article XII. Notwithstanding any provision of the Plan (other than the limitation of Section 5.02), the terms of such substituted Stock Awards or Option, SAR, Performance Shares or Incentive Award grants shall be as the Committee, in its discretion, determines is appropriate.

COMPLIANCE WITH LAW AND APPROVAL OF

REGULATORY BODIES

No Option or SAR shall be exercisable, no shares of Common Stock shall be issued, no certificates for shares of Common Stock shall be delivered, and no payment shall be made under this Plan except in compliance with all applicable federal and state laws and regulations (including, without limitation, withholding tax requirements), any listing agreement to which the Company is a party, and the rules of all domestic stock exchanges on which the Company’s shares may be listed. The Company shall have the right to rely on an opinion of its counsel as to such compliance. Any stock certificate issued to evidence shares of Common Stock when a Stock Award is granted, a Performance Share is settled or for which an Option or SAR is exercised may bear such legends and statements as the Administrator may deem advisable to assure compliance with federal and state laws and regulations. No Option or SAR shall be exercisable, no Stock Award or Performance Share shall be granted, no shares of Common Stock shall be issued, no certificate for shares of Common Stock shall be delivered, and no payment shall be made under this Plan until the Company has obtained such consent or approval as the Administrator may deem advisable from regulatory bodies having jurisdiction over such matters.

GENERAL PROVISIONS

14.01. Effect on Employment and Service

Neither the adoption of this Plan, its operation, nor any documents describing or referring to this Plan (or any part thereof), shall confer upon any individual any right to continue in the employ or service of the Company or an Affiliate or in any way affect any right and power of the Company or an Affiliate to terminate the employment or service of any individual at any time with or without assigning a reason therefor.

14.02. Unfunded Plan

The Plan, insofar as it provides for grants, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by grants under this Plan. Any liability of the Company to any person with respect to any grant under this Plan shall be based solely upon any contractual obligations that may be created pursuant to this Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

14.03. Rules of Construction

Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

AMENDMENT

The Board may amend or terminate this Plan from time to time; provided, however, that no amendment may become effective until shareholder approval is obtained if (i) the amendment increases the aggregate number of shares of Common Stock that may be issued under the Plan, (ii) the amendment changes the class of individuals eligible to become Participants or (iii) the amendment is required to be approved by shareholders under the rules of any exchange on which the Common Stock is listed for trading. No amendment shall, without a Participant’s consent, adversely affect any rights of such Participant under any Stock Award, Performance Share Award, Option, SAR, or Incentive Award outstanding at the time such amendment is made.

DURATION OF PLAN

No Stock Award, Performance Share Award, Option, SAR, or Incentive Award may be granted under this Plan more than ten years after the date that the Plan is adopted by the Board. Stock Awards, Performance Share awards, Options, SARs, and Incentive Awards granted before that date shall remain valid in accordance with their terms.

EFFECTIVE DATE OF PLAN

Options, SARs, Stock Awards, Performance Shares and Incentive Awards may be granted under this Plan upon its approval by a majority of the votes entitled to be cast by the Company’s shareholders, voting either in person or by proxy, at a duly held shareholders’ meeting at which a quorum is present, within twelve months of the Plan’s adoption by the Board.